UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.6 to

Form S-1

COMMISSION FILE NO. 333-249361

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

187 E. Warm Springs Rd., PMB#B450

Las Vegas, NV 89119

Tel: 702-899-0818

 (Address and telephone number of registrant's United States corporate virtual office)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

[x]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

[x]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                     Accelerated filer [ ]

Non-accelerated filer [x]                       Smaller reporting company [x]

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

[ ]

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated September 1, 2022

Vivic Corp. is a holding company incorporated in the state of Nevada. Our equity structure is a direct holding structure. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the People’s Republic of China, or “PRC” or “China”. Because of our corporate structure, we as well as the investors are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations.

Vivic Corp. is permitted under the Nevada laws to provide funding to our subsidiaries in Taiwan, Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiaries in Taiwan and Hong Kong are also permitted under the laws of Taiwan and Hong Kong to provide funding to Vivic Corp. through dividend distribution without restrictions on the amount of the funds.  Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, we have not made any transfers, dividends or distributions to the U.S. investors, and there has been no distribution of dividends or assets between the holding company and our subsidiaries. We currently do not have any cash management policies in place. See “Prospectus Summary - Transfers of Cash to and from Our Subsidiaries.”

There may be prominent risks associated with our majority of operations being in China. For example, as an OTCQB trading public company, we may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our common stock.  It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Additionally, changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and the soon to be effective Data Security Law, may target the Company's corporate structure and impact our ability to conduct business in the PRC, accept foreign investments, or list on an U.S or other foreign exchange. For a description of relevant PRC-related risks to this offering, see "Risk Factors - Risks Relating to Doing Business in the PRC" and "Risk Factors - Risks Related to Ownership of Our Common Stock."

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.  On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate completely our auditor. A termination in the trading of our securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities. As of the date of the prospectus, YCM CPA Inc., our auditor, is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. While the Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the Holding Foreign Companies Accountable Act, and ultimately result in a determination by the OTC Markets or a securities exchange to delist the Company’s securities.

We have adopted a share structure consisting of common shares and Preferred Shares. In respect of matters requiring the votes of shareholders, each common share is entitled to one vote and each Preferred Share is entitled to fifty (50) votes. Each Preferred Shares may be converted into ten (10) common shares by its holder.

We have authorized 5,000,000 Preferred Shares and Honetech Inc, a Samoa company, beneficially owns all of the 832,200 issued and outstanding Preferred Shares. Mr. Yun-Kuang Kung through the appointment by Honetech Inc, exercise the voting power of these preferred stock. Therefore, Honetech Inc and Yun-Kuang Kung both control 41,600,000 votes, which constitute approximately

54.7% of the aggregate voting power of the Company assuming we are able to successfully sell all the 10,000,000 shares registered in this Prospectus.

You should be aware that our share price on OTC Markets quotations reflect inter-dealer prices only, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Per Share	Total
Public offering price	$1.00	$10,000,000
Underwriting discounts and commissions(1)	$-	$-
Proceeds to us, before expenses	$1.00	$10,000,000

(1) The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions.

EMERGING GROWTH COMPANY STATUS

We may qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

•	provide certain disclosure regarding executive compensation required of larger public companies; or

•	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an “emerging growth company” upon the earliest of:

•	when we have $1.0 billion or more in annual revenues;

•	when we have at least $700 million in market value of our common shares held by non-affiliates;

•	when we issue more than $1.0 billion of non-convertible debt over a three-year period; or

•	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a prospectus to be used in connection with the secondary public offering of 10,000,000 of the registrant’s common shares (the “SPO Prospectus”). In addition, the registrant is registering on this registration statement the resale of up to 10,986,204 common shares (the “Registrable Securities”) held by selling shareholders. Consequently, this registration statement contains a second prospectus to cover these possible resales (the “Resale Prospectus”) by certain of the registrant’s stockholders named under the Resale Prospectus (the “selling shareholders”). The SPO Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

•	they contain different front and rear covers (including table of contents);

•	they contain different Offering sections in the Prospectus Summary section beginning on page 1;

•	they contain different Use of Proceeds sections on page 32;

•	the Dilution and Post-Offering Ownership sections are deleted from the Resale Prospectus on page 37;

•	a Selling Shareholders section is included in the Resale Prospectus beginning on page 37;

•	references in the SPO Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus; and

The registrant has included in this Registration Statement, after the financial statements, alternate pages to reflect the foregoing differences.

TABLE OF CONTENT

Page

ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
THE OFFERING
RISK FACTORS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
DIVIDEND POLICY
PLAN OF DISTRIBUTION
BUSINESS
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS BUSINESS
RESULTS OF OPERATIONS
DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION
MANAGEMENT
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF CAPITAL STOCK
SHARES ELIGIBLE FOR FUTURE SALE
TAXATION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
FINANCIAL STATEMENTS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
INDEMNIFICATION OF DIRECTORS AND OFFICERS
RECENT SALES OF UNREGISTERED SECURITIES
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
UNDERTAKINGS
SIGNATURE
INDEX TO FINANCIAL STATEMENTS

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission. Under this registration statement, the selling stockholders named in this prospectus or any supplement to this prospectus may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. To the extent appropriate, we may provide a prospectus supplement that contains specific information about the terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference” and the additional information described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” on page 17 to 30 and “Forward-Looking Statements” right below.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Nevada holding company issuer that operates through its subsidiaries in China and Taiwan.

The Registrant is a Nevada holding company conducting our operations in China through wholly owned subsidiaries with direct equity ownership.  We are not a China operating company.  We are a holding company and do not directly own any substantive business operations in China.  We conduct our operations primarily through our subsidiaries in China.  Therefore, you will not directly hold any equity interests in our China operating companies.  Our holding company structure involves unique risks to investors.  Chinese regulatory authorities may disallow our operating structure, which would likely result in a material change in our operations and/or the value of our common stock, including that it could cause the value of such securities to significantly decline or become worthless.  For a detailed description of risks related to the holding corporate structure, see “Risk Factors – Risks Related to Doing Business in the  PRC”.

The Registrant has adopted a two-category share structure in which we have common shares and Preferred Shares.  In respect of matters requiring the votes of shareholders, each common share is entitled to one vote and each Preferred Share is entitled to fifty (50) votes.  Each Preferred Shares may be converted into ten (10) common shares by its holder.  We have authorized 5,000,000 Preferred Shares and Honetech Inc, a Samoa company, beneficially owns all of the 832,200 issued and outstanding Preferred Shares. Mr. Yun-Kuang Kung through the appointment by Honetech Inc, exercise the voting power of these preferred stock. Therefore, Honetech Inc and Yun-Kuang Kung both control 41,600,000 votes, which constitute approximately 54.7% of the aggregate voting power of the Company assuming we are able to successfully sell all the 10,000,000 shares in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. In addition, the management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Form 10-K/T for the transition period from May 1, 2019 to December 31, 2019, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Vivic” refer to Vivic Corp. unless the context otherwise indicates. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” on page 25 to 40 and “Financial Statements”. All dollar amounts refer to US dollars unless otherwise indicated.

Corporate Information

The Company’s executive office is located at No. 19, Jianping 3rd St., An-Ping District., Tainan City 708, Taiwan and its telephone number is 886-6-2995233.  The Company’s registered office is located at 187 E. Warm Springs Rd., Suite B450 Las Vegas, NV. 89119.  Its telephone number is 702-899-0818 and its website is www.vivic.biz.  Information contained on or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this Prospectus.

Business Overview

We were incorporated on February 16, 2017 in the State of Nevada.  In addition to the US administrative office, the company currently has several offices with 30 full-time employees located in Taiwan, China, and Hong Kong. We were initially a travel agency that organized individual and group tours in the Dominican Republic, such as cultural, recreational, sport, business, ecotours and other travel tours.

We acquired Guangzhou Monte Fino Yacht Co., Ltd, a Chinese limited liability company, in October 2019 to carry out business operations in China. Guangzhou Monte Fino Yacht Co., Ltd later changed its name to Vivic Guangdong Corporation Limited.(“ Vivic Guangdong”).  Khashing Guangdong has been our major business operating entity in China. It holds an exclusive license to use Kha Shing Enterprise Company’s brand name “Monte Fino” in China.

On January 3, 2021, the Company entered into a Joint Venture and Cooperation Agreement to invest in Shenzhen Ocean Way Yachts Services Co., Ltd (“Ocean Way”). During the year ended December 31, 2021, we have invested a total amount of $122,665 (RMB 780,000). Ocean Way is a medial company which edits a yachts magazine and holds accounts in main media platforms such as Weibo. However, to concentrate on yachts manufacturing and sales, on March 27, 2022, we sold the investment in Ocean Way to a third party.

On May 11, 2021, our subsidiary namely Guangzhou Khashing Yacht Company Limited ceased its operation and de-registered.

On June 23, 2021, our subsidiary namely Vivic Corporation (Fujian) Co., Limited ceased its operation and de-registered.

On June 24, 2021, our subsidiary namely Khashing Yachts Industry Development (Hainan) Co. Ltd ceased its operations and de-registered.

On September 23, 2021, we acquired an additional 25% of Vivic Corporation (Hong Kong) Co., Limited. As a result, Vivic Corporation (Hong Kong) Co., Limited becomes a wholly-owned subsidiary.

In addition to the yacht and marina business operations beginning in August 2020, we developed our yacht and boat prototypes, especially all-electric boats which use clean energy for power, in partnership with KhaShing Enterprise Co., the leading  yacht and boat manufacturing company in Taiwan.

Regarding our consulting services, we help customers find the best values and purchase products such as yachts by acting as an intermediary for their purchase and sales transactions. We also help customers obtain patents, implement product launch plans, and evaluate products. Through our assistance, some customers have sold yachts with satisfactory experiences, while others have started marina development plans in Taiwan and China.

Before the acquisition of Vivic Guangdong Corporation Limited. (formerly known as Guangzhou Monte Fino Yacht Company Limited (“MF”) by Vivic, MF had already approached local governments in Quanzhou, Chongwu and Shanwei for licenses to develop marinas in the area. As a result, after the merger, the company continued to apply for marinas and land use under the name of Vivic Corp.

We currently carry out the following business operations mainly in China and we provide some consulting services in Taiwan:

(1)

Development and operation of yacht marina. We have leased and operated a yacht marina in Wenzhou, China.

(2)

We developed and operated an online platform “Joy Wave” to provide yacht rental and time-share services in China.

(3)

We provided consulting services to other yacht marina operators related to the planning, marketing and operating of yacht marinas

(4)

Research and development of all-electric boats.

Organization & Subsidiaries

The following table sets forth our relationship with our subsidiaries whose financial statements are consolidated.

Name of Entity	Relationship to Us	Nature of Business
Vivic Corp.	N.A.	Holding Company
Vivic Corp. Taiwan Branch, a Taiwan company	100% owned by us	Branch Office
Vivic Corporate (Hong Kong) Co., Limited (“Vivic HK”), a Hong Kong company	100% owned by us	Holding Company
Vivic Guangdong Corporation Limited.(“Vivic Guangdong”), a China company	100% owned by us	Operates tourism, yacht rental service and Joywave online platform
Guangzhou Hysoul Yacht Company Limited (“GZ Hysoul”), a China company	100% owned by Khashing Yachts	Operates tourism business, Yacht rental service and operates online Joywave platform.
Wenzhou Jiaxu Yacht Company Limited	100% owned by Khashing Yachts	Operates tourism business and yacht rental service
Vivic Guangdong Corporation Limited. Limited, QingDao branch	100% owned by Khashing Yachts	Operates ship leasing and ship sales

The following chart shows our corporate structure as of the date of this prospectus:

VIVIC CORP.
(Nevada)
100%
VIVIC CORP.
(HongKong)
100%
VIVIC CORP.Taiwan Brand
(not a corp)
Offshore
100%
Onshore
VIVIC Guangdong Corporation limited
100%
Guangzhou Hysoul yacht Co.,Ltd.
100%
Wenzhou Jiaxin Co.,Ltd.

Development and Operations of Yacht Marinas

Development and operations of yacht marinas in China is our main business goal. On November 30, 2020, our China subsidiary  Vivic Guangdong  entered into a contract with Wenzhou Yangfushan Marina to lease and operate Wenzhou Yangfushan Yacht Marina. Under this agreement, we leased Wenzhou Yangfushan Marina from its landowner and developer for a term of 5 years. We will assume the full management and operation of this yacht marina and receive all the revenues generated from it. Under the contract, we shall pay to the landowner and the developer a fixed annual lease fee and some percentage of the operating revenues.  The services we provided at this marina include yacht chartering, wedding photography, marina advertising, sailing events, yacht training, yacht sales, electric boat bases, etc. At the same time, a membership system will be adopted so that members can enjoy various membership benefits.

Our marina operations began in 2021 and its business includes yacht chartering, wedding photography, marina advertising, sailing events, yacht training, yacht sales, electric boat bases, etc. At the same time, a membership system was adopted at the marina, and members can enjoy various services by joining the membership.  The marina has 18 berths that can fit yachts up to 60 feet, and can provide temporary berths of 115 feet. At the same time, the marina also has a 2,100 square feet office space that can be used for management and sailing training. There is also 21,000 square feet space next to the marina that can be rented for events.  However, due to Covid-19 pandemic, our Wenzhou Yangfushan marina has limited operations in 2021.

“Joy Wave” Online Platform

Through Khashing Guangdong, we developed and operate an internet platform named “Joy Wave”(享浪) to provide yacht time-share, rental and charter services.  Yacht owners can add their yachts onto Joy Wave for rental while customers can use the platform to book yacht for creational purpose. We are still developing an app version for our “Joy Wave” platform. Joy Wave is an essential platform to support our marina development and operations business. The platform has been tested in Guangzhou, Xiamen, Wenzhou and Shenzhen, China. When the app version is available in the near future, we will promote to netizens with marketing and advertising campaigns.

Consulting Services

We provide consulting services to other developers and operators of marinas related to the planning, marketing and operating of yacht marinas. We assist marina operator clients to promote their products through marketing channels, help to build customer relationships and increase brand loyalty and awareness. We help clients to develop marketing plan and packaging procedure. We also help clients evaluate their business performance to effectively control their manpower and costs. Instead of paying on a percentage of the total transaction, our clients pay a fixed monthly fee for our service provided.  We introduce clients to the internet platform and assist them with broadcasting their business to the platform.  We use our experience and technology on the network platform to help our clients expand their customer base.

Our service includes following categories:

• Marketing Planning and Promotion: We assist marina operator clients to promote their products through marketing channels, help to build customer relationships and increase brand loyalty and awareness. We help clients to develop marketing plan and packaging procedure. We also help clients evaluate their business performance to effectively control their manpower and costs.  Instead of paying on certain percentages of the total transaction values, our clients pay a fixed monthly fee for our service.

• Internet platform: We introduce clients to the internet platform and assist them with promoting their business on the platform. We use our experience and technology on the network platform to help our clients expand their customer base.

• Industry-University cooperation and joint research: Using customer feedback and industry data, we analyze possible future products and participate in professional technology and marina operations transfer through our joint  R&D centers  including marina developing, design and yacht manufacturing technology.

Our clients include marina-operating private companies and local governments planning to develop local marina business industry.

We have provided consulting services to Kinmen Marina in Taiwan. We utilized our experiences in marina design and operation to conduct preliminary planning through on-site surveys, and utilized our local connections to help the client develop and construct the Kinmen Marina.

Research and Development of All-Electric Boats

Starting August 2020, we started the research and development of all-electric boats. We have developed several prototypes and are still in the process of improving and testing the technology for commercial production. We expect that the boating industry will follow the electrification roadmap of the automotive industry by creating all-electric boats that meet or exceed the traditional boating consumer’s expectations of price, value and run times. In other words, all-electric boats must offer a similar recreation experience when compared to traditional fuel-powered boat in terms of size, capability and price point. Since we expedited our electric boat R&D in the past months, we anticipated that our all-electric boat commercialization will realize in the second half of 2022.  But we cannot guarantee you that we may progress or the commercialization of all-electric boats may develop as expected due to lack of funding and the impact of COVID-19 pandemic.,

Industry Overview

We carried out business operations mainly in Taiwan and China. Therefore, our yacht and boating industry overview primary covers Taiwan and Chinese markets.

Overview of Taiwan's yacht industry

Based on the information found in Chapter 7 Yachts in The Law of Ships by Taiwan Ministry of Transportation and Communications and Taiwan Shipbuilding Industry Association and Wikipedia, yacht manufacturing in Taiwan began from 1958 to the 1990s. It was started by the introduction of the US military in Taiwan and the combination of domestic sampan manufacturers. Later, foreign customers used yacht design drawings to find domestic manufacturers to accept orders and import glass fibers from abroad. Some manufacturers directly purchase design drawings from customers for mass production to reduce costs, and profits increased after the rapid growth of orders. Because domestic manufacturers only focused on OEM production in the industrial chain in the 1990s, the main market for yachts started shrinking. Yacht manufacturers have begun to diversify the market and seek technological upgrades, as well as to strengthen customization and increase added value. From 2000 to 2011, Taiwan’s yacht manufacturers began to conduct strategic alliances and improve the infrastructure of manufacturing engineering. This led to the development of larger markets such as customization and mega yachts. Those yachts include fiberglass yachts, luxury yachts, customized medium and large power yachts, and high-end custom sailing boats. The yachts range from 38 feet to 150 feet, and most of them are luxury yachts from 60 feet to 80 feet.

The standards of environmental protection have been increasing in recent decades.  For example, The European Union and International Maritime Organization (“IMO”) has been implementing the new marine engine emission standards since 2008.  The yachts with traditional diesel engines produce massive waste and lead to environmental pollution.  Nowadays, the lithium battery with its clean energy is prevailing in the electric yachts industry.  As they are eco-friendly, these liquified natural gas (“LNG”) yachts and electric yachts are the latest favorites in the market.  Because electric yachts are made with zero-emission and low-noise level engines, they can easily meet energy-saving and emission control requirements.  The trading volume of electric yachts increased tremendously in last decades. As yachts batteries and hybrid yachts become more advanced, the industry of electric yachts will continue its growth after 2020. We believe that eventually all-electric boats and yachts will completely replace their gasoline or diesel-powered counterparts, especially in the rivers, lakes, and coastal waters. The demand for the less polluting ships in Taiwan, China, South East Asia, and Europe are particularly high as there are millions of gas or diesel-powered ships in use in these regions and have caused severe pollution to their waters.

However, one issue should be borne in mind that electric yachts replacing traditional diesel yachts is a continuing process.  Both should be co-existed for a long time, like the motor vehicle with new-energy engine and the traditional one.

There are ginormous potential markets for electric yachts in the Asian countries including Japan, Taiwan, PRC, and the Middle East countries.   There are 400,000 yachts and skiffs in Japan and mostly are fishing boats.  The skiffs are equipped with battery electric or hybrid module for efficiency.  Further, the buyers of small-sized yachts are more price-conscious.  Electric yachts will cut the costs down.  Japan has more potentials in product update in the future.  The Asian countries, like Taiwan and PRC, and the Middle East countries are emerging markets of yachts.  They are the right places for launching new products.   For our marketing strategy, new products are used for capturing the new market share and increasing the existing market share.

For yacht marketing activities, the size of exhibitions reveals the tremendous potential in the Asian markets.  The yacht exhibition Singapore is the largest one in Asia.   Only 11 yachts participated in the yacht exhibition Singapore 2011. Favorably, approximate 100 exhibitors joined the same in 2019, more than 80 yachts participated and attracted over 16,000 people entered into it.  The number of yachts participated in this exhibition approximately 8 times increased from the one in 2011.  This reflects high growth rate in the Asian yacht markets.

There are different needs from different Asian yacht markets.  The high-GDP groups in Hong Kong and PRC become the potential growth markets for yacht industry.   However, there is great divergence among the Asian and Western customers regarding the yacht specifications.   Asian markets focus on the size instead of the number of functional areas of yachts.  It is because they normally cruise with short-distance in day time but not long-distance at night.   Therefore, there are a lot of works to be accomplished for developing the markets.  Catamarans are popular in the Asian countries because they provide more spacious areas with stable navigation.  They are also able to access to the shallow water for more fun.

In the research “Global Electric Boats, Small Submarines and Autonomous Underwater Vehicles (AUV) 2015-2024 – Forecasts, Players, Opportunities” from an international market research company, Research and Markets, it shows that the market of marine electric vehicles will rapidly grow due to the new capability, affordability and legislation banning or restricting internal combustion engines.  The electric water craft will increase from $2.6 billion in 2013 to $7.3 billion in 2024 (quote from Research and Markets).  It is approximate RMB 45.31 billion.  The prospect in the electric boats is optimistic.

Overview of China's yacht industry

Yacht Manufacturing

According to the statistics in the "China Yacht Industry Development Summary Report" of Shanghai Shipbuilding Industry Association and China Shipbuilding Industry Association Boat Branch, China’s yacht industry started in the 1950s and experienced a slow development process for decades. The initial development of the yacht industry did not appear until the beginning of this century. Based on the development and construction of leisure (or household) yachts, the development of China's yacht industry is divided into the following four stages:

The first stage, the introduction of FRP technology, digestion, and absorption stage (late 1950s-60s).

The second stage is the stage of laying the technical foundation for OEM export of OEM processing (in the early 1980s-90s of the 20th century).

The third stage is the development stage of yacht manufacturing driven by market demand at home and abroad (from the late 1990s to 2008).

The fourth stage, the possible rise of opportunities caused by the financial turmoil (from 2008 to the present)

As of 2010, there were more than 370 yacht manufacturing companies in the mainland, and more than 30 companies with an output value of more than 10 million yuan. These companies are mainly concentrated in Shenzhen, Shanghai, Qingdao, Tianjin, Xiamen, Zhuhai and other cities. In 2017, Taiwan's export volume of mega yachts ranked first in Asia and fifth in the world. Exported 120 mega yachts with a total value of 200 million U.S. dollars. Taiwan has firmly established itself as a leader in the production of mega yachts in Asia. Because of this, many Chinese yacht manufacturers use Taiwan’s managers and designs.

According to the China's Yacht Industry Report 2016-2021 (DUBLIN, April 06, 2017 /PRNewswire), manufacturing costs of yachts is 20% to 30% lower in China than that in Europe or North American countries. The yacht market is expected to remain an annual growth rate of over 10% because of the increasing high-income earners and yacht registration policies in China in the next few years.

Yacht Sale

According to the statistics of the article "The current situation of China's yacht industry in 2019, changes in consumption concepts, and the prospects for yacht consumption" by Huajing Information Network (huaon.com), with the rapid economic development and the improvement of living standards, some coastal cities in China already have the economic conditions to consume yachts. As such, the development of the yacht industry is entering a golden age. In 2018, China’s yacht production reached 2010, of which the luxury yacht market sales were approximately RMB 5.11 billion, accounting for 44.6% of the entire yacht industry, with an average annual growth rate of more than 30%. In 2018, the total number of Chinese yachts reached 22,060, and it is estimated that by 2025, the total number of Chinese yachts will reach 163,510. According to customs data, China’s yacht exports in 2017 were US$258 million, an increase of 24.1%, and imports also increased by 24.1% year-on-year to US$218 million. In 2018, the import volume of Chinese yachts fell by 47% compared with the previous year, but the value of imports increased by 47% compared with the previous year. The unit price of imported yachts reached a record high, reaching 75,300 US dollars per yacht.

Marina and Yacht Club

In terms of yacht marinas and clubs, the yacht industry is highly emphasized by many local governments as an emerging industry and that they have high hopes for and regard its development as a benchmark for urban success. According to CCYIA statistics, China currently has 149 yacht clubs, 93 of which are registered with the National Maritime Safety Department. There are 12,000 berths and 2,700 open-air berths on the land. China has a total of 11,184 miles of coastline, 6,530 islands, 8,700 miles of island coastline, and many rivers and lakes. This provides vast natural resources for yacht development, and because southern China is not affected much by the seasonal climate, visitors are able to enjoy the unique geographical conditions the coast has to offer.

Competitive Strengths

We face strong competition from well-established companies and small independent companies. We may be at a competitive disadvantage in obtaining the facilities, employees, financing, and other resources required to provide our services and products to customers. Our opportunity to obtain customers may be limited by our financial resources and other assets.

We believe we have the following competitive strengths. Some of our competitors may have these or other competitive strengths.

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Advanced R&D and Design Capabilities. Our Operating Subsidiaries have currently been granted several patents, including  invention patents, utility model patents, and design patents. The core team of our R&D department currently consists of three professionals who are in charge of yacht design, mechanical engineering, and shipbuilding engineering, respectively.

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Strict Quality Control. Our Operating Subsidiaries pay great attention to the control of yacht quality and have established a comprehensive quality management system to strictly manage the purchase of raw materials and the production processes.

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High Brand Recognition in the Industry and Commitment to Differentiated Services. In addition to affiliations with the renowned Kha Shing brand, our Operating Subsidiaries have registered a series of trademarks and created the independent brand of “VIVIC” through years of hard work in the field of recreational boating industry. Our Operating Subsidiaries provide our customers with individual design solutions and our diverse manufacturing technologies enable us to produce specialized and customized recreational boars according to their project needs.

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High-Quality After-sales Maintenance and Market Development. Our Operating Subsidiaries have assigned dedicated personnel to be responsible for maintaining after-sales services in different regional markets.

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Experienced Management Team: Our management team members have many years of experiences in yacht and marina industry and their experiences allow us to grow our business more efficiently and swiftly.

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Strong Relationship with Kha Shing Enterprise Company., Kha Shing Enterprise Company is one of the leading yacht manufacturers in Taiwan and has high reputation in Taiwan, China and other countries. Having strong relationship with Kha Shing Enterprise allows us to be able to grow our business with the strong support from Kha Shing’s expertise and resources.

Transfers of Cash to and from Our Subsidiaries

Vivic Corp. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries in China. We may depend on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

VIVic Corp. is permitted under the Nevada laws to provide funding to our subsidiaries in Taiwan, Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Vivic Corporate (Hong Kong) Co., Limited (“Vivic HK”) is also permitted under the laws of Hong Kong to provide funding to Vivic Corp. through dividend distribution without restrictions on the amount of the funds.  As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries. We currently do not have any cash management policies in place.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Nevada Business Corporation Act and our bylaws, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Nevada statutory restriction on the amount of funds which may be distributed by us by dividends.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Vivic Corp. to Vivic HK or from Vivic HK to VIVic Corp. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our common stock.

Cash dividends, if any, on our common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from our PRC subsidiaries to us. Certain payments from our PRC subsidiaries to us are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries have not made any transfers or distributions.

Foreign Exchange Fund Transfer Regulations

China

According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the Chinese subsidiary incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund.

Renminbi is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their potential future renminbi incomes to pay dividends to us. The Chinese government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, without the need of the approval of the State Administration of Foreign Exchange of China (“SAFE”). By contrast, the renminbi under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries, may be converted into other currencies upon the approval of the SAFE and the conversion is also subject to other restrictions or limitations, e.g., control of a Chinese entity’s foreign debt quota. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the SAFE by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in renminbi to fund our business activities outside of China or pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries.

Hong Kong

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed.

Taiwan

Regulations Relating to Foreign Exchange

Taiwan Foreign Exchange Control Law and regulations provide that all foreign exchange transactions must be executed by banks designated by Taiwan’s Financial Supervisory Commission and the Central Bank of the Republic of China (Taiwan) to engage in such transactions. Current regulations favor trade-related or service-related foreign exchange transactions. Consequently, foreign currency earned from exports of merchandise and services may now be retained and used freely by exporters, and all foreign currency needed for the importation of merchandise and services may be purchased freely from the designated foreign exchange banks.

Apart from trade-related or service-related foreign exchange transactions, Taiwan companies and individual residents reaching the age of 20 may, without foreign exchange approval, remit foreign currency of up to US$50 million (or its equivalent) and US$5 million (or its equivalent) to and from Taiwan (or such other amount as determined by the Central Bank of the Republic of China (Taiwan) from time to time at its discretion in consideration of Taiwan’s economic and financial conditions or the needs to maintain the order of foreign exchange market in Taiwan), respectively, in each calendar year. The above limits apply to remittances involving either a conversion of NTD into a foreign currency or a conversion of foreign currency into NTD. In addition, a requirement is also imposed on all enterprises to register medium- and long-term foreign debt with the Central Bank of the Republic of China (Taiwan).

Subject to specified requirements but without foreign exchange approval of the Central Bank of the Republic of China (Taiwan), foreign persons may remit to and from Taiwan foreign currencies of up to US$100,000 (or its equivalent) per remittance if the required documentation is provided to the authorities in Taiwan. The above limit applies to remittances involving either a conversion of NTD into a foreign currency or a conversion of foreign currency into NTD.

Regulations Relating to Dividend Distribution and Fund Transfer

Except under limited circumstances, a Taiwanese company will not be permitted to distribute dividends or make other distributions to shareholders in any given year in which it did not record net income or retained earnings (excluding reserves). The Taiwan Company Act requires that 10% of annual net income (less prior years’ losses, if any, and applicable income taxes) be set aside as a legal reserve until the accumulated legal reserve equals the paid-in capital of the company. The company will be permitted to make distributions to its shareholders in cash or in the form of common shares from legal reserves if it has no accumulated loss, provided that the distribution payable out of the company’s legal reserve can only come from the amount exceeding 25% of the total paid-in capital.

Enforceability of Judgment Against Our China-based Officers and Directors

Some of our directors and officers are located in China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

China has not entered into treaties or arrangements providing for the recognition and enforcement of judgments made by courts of most other jurisdictions. Any final judgment obtained against our directors or officers located in China in any court other than the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC without further review of the merits only if the court of the PRC in which enforcement is sought is satisfied that:

●	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the PRC;

●	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the PRC;

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if the judgment was rendered by default by the court rendering the judgment, our directors or officers were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on them with judicial assistance of the PRC; and

●	judgments at the courts of the PRC are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

Our PRC counsel, Liuhe (Wenzhou) Law Firm, has advised us that there is uncertainty as to whether PRC courts would:

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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provides for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if it decides that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether, and on what basis, a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws by virtue only of holding the common shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

If you fail to establish the foregoing to the satisfaction of the courts in the PRC, you may not be able to enforce a judgment against our officers or directors rendered by a court in the United States.

Further, pursuant to the Civil Procedures Law of the PRC, any matter, including matters arising under U.S. federal securities laws, in relation to assets or personal relationships may be brought as an original action in China, only if the institution of such action satisfies the conditions specified in the Civil Procedures Law of the PRC. As a result of the conditions set forth in the Civil Procedures Law and the discretion of the PRC courts to determine whether the conditions are satisfied and whether to accept action for adjudication, there remains uncertainty as to whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. See also “Risk Factors - Risks Related to Doing Business in China - You may have difficulty effecting service of legal process, enforcing judgments or bringing actions against us and our management”.

Our Challenges and Risks.

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 11 of this prospectus before purchasing our common shares. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common shares could decline and you could lose some or all of your investment. These risks include, among others, the following:

(1)

The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.

(2)

We rely on contracts with the PRC and Taiwan government to use land. If the PRC or Taiwan revokes our land use rights, we would have no operational capabilities or ability to conduct our business.

(3)

We are subject to PRC and Taiwan laws and regulations. Changes in the laws, regulations or current policies of the PRC and Taiwan could negatively affect our ability to conduct our business or eliminate certain tax-related benefits that we enjoy.

These and other risks are discussed more fully in the section of this Prospectus “Risk Factors” on page 25 to 40.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our common shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period.

Intellectual Property and Patents

We expect to rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our brand and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights, and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

We currently hold or submitted application for the following licensed patents:

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Khashing Yachts Industry (Gougdong) Limited holds the patent of product outlook design in China, number ZL 2021 3 064100.5 which was granted on February 15, 2022.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1144816 which was granted on August 4, 2021.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1145446 which was granted on August 4, 2021.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1145445 which was granted on August 4, 2021.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1149124 which was granted on August 4, 2021.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1145444 which was granted on August 4, 2021.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1144815 which was granted on August 4, 2021.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1150088 which was granted on August 4, 2021.

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Guangzhou Hysoul Yacht Company Limited holds the software intellectual property patent in China, number 2021SR1149123 which was granted on August 4, 2021.

We currently hold or submitted application for the following trademarks:

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Vivic Corporation holds the trademark in China, number 37996389 which is registered on January 7, 2020 and valid until January 6, 2030.

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Guangzhou Hysoul Yacht Company Limited holds the trademark in China, number 43040712 which was registered on October 7, 2020 and valid until October 6, 2030.

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Guangzhou Hysoul Yacht Company Limited holds the trademark in China, number 43044195 which was registered on December 21, 2020 and valid until December 20, 2030.

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Guangzhou Hysoul Yacht Company Limited holds the trademark in China, number 43052680 which was registered on December 21, 2020 and valid until December 20, 2030.

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Guangzhou Hysoul Yacht Company Limited holds the trademark in China, number 43048081 which was registered on October 7, 2020 and valid until October 6, 2030.

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Guangzhou Hysoul Yacht Company Limited holds the trademark in China, number 43043622 which was registered on December 14, 2020 and valid until December 13, 2030.

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Vivic Corp. holds the trademark in Nevada, USA, Reference Number 16460524 on December 29, 2020 covering Class 35 and National Classes 100, 101 and 102.

Summary of Risks Affecting Our Company

Our business is subject to numerous risks described in the section titled “Risk Factors” and elsewhere in this prospectus. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors – Risks Related to Our Business,” “Risk Factors – Risk Related to Our Industry,” “Risk Factors – Risks Related to Doing Business in the PRC,” “Risk Factors – Risks Related to Doing Business in Taiwan,” and “Risk Factors- Risks Related to Ownership of Our Common Stock” which you should read in its entirety starting from page 18.

Risks Related to Conducting Operations in PRC

Currently, our business operations are mainly based in the PRC. Because of such ties to China, we may be subjected to the laws, rules and regulations of the PRC. For more detailed description of the below risks and other risks related to acquiring and operating business in China and Hong Kong, see “Risk Factors — Risks Related to Conducting Operations in PRC” beginning on page 20. These risks include, but are not limited to, the following:

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 A downturn in the PRC or global economy, and economic and political policies of the PRC could materially and adversely affect our business and financial condition. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Doing Business in the PRC - A downturn in the PRC or global economy, and economic and political policies of the PRC could materially and adversely affect our business and financial condition” on page 20.

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 Uncertainties with respect to the PRC legal system could adversely affect us. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Doing Business in the PRC - Uncertainties with respect to the PRC legal system could adversely affect us” on page 20.

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 As our production and operations are currently conducted in the PRC, we are subject to certain legal and operational risks associated with our PRC operating subsidiaries. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC and the value of our securities. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Doing Business in the PRC - Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC and may cause the value of our securities to significantly decline or be worthless” on page 20.

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 The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain any pre-approval or fulfill the filing and reporting obligation from or to Chinese authorities to list on U.S. exchanges; however, if we are required to obtain approval or fulfill the filing and reporting in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Doing Business in the PRC - The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain any pre-approval or fulfill the filing and reporting obligation from or to Chinese authorities to list on U.S. exchanges; however, if we are required to obtain approval or fulfill the filing and reporting in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 21.

•

  The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Doing Business in the PRC - The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 22.

•

  Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business. For more detailed discussion of this risk, please refer to “Risks Factors – Risks Related to Doing Business in the PRC - Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business” on page 24.

Legal and Operational Risks Related to Operations in PRC

We conduct certain operations through our subsidiaries in PRC and we also have direct and indirect wholly-owned subsidiaries with some operations in the PRC, which may subject us to certain laws and regulations in the PRC. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to conduct business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. Also, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of business to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business in China. As such, these may result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Regulatory Actions and Statements to Regulate Business Operations in PRC

We are aware that recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these regulatory actions and statements are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our business operations in China, the ability to accept foreign investments and list on a U.S. or other foreign exchange. Although currently our business is not affected under these regulatory actions, however, if the legislative or administrative regulation making bodies change their focus to the sector which we operate in, it may impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For a detailed description of the risks related to doing business in the PRC and Taiwan, and the offering, see “Risks Related to Doing Business in the PRC” and “Risks Related to Doing Business in Taiwan” in the Risk Factors section.

The recent joint statement by the SEC and PCAOB, and the Holding Foreign Companies Accountable Act and the Accelerating the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and the Accelerating the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and that as a result, an exchange may determine to delist our securities. Our auditor is based in the U.S. and is subject to PCAOB inspection. It is not subject to the determinations announced by the PCAOB on December 16, 2021. Due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act and the Accelerating the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two or three years, may result in the delisting of our securities from applicable trading markets in the U.S, in the future if the PCAOB is unable to inspect our accounting firm at such future time. Please see “Risk Factors- The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.”

Proposed PRC Cybersecurity Measures

The amendment to the Cybersecurity Review Measures published by CAC on December 28, 2021, which has become effective on February 15, 2022 replaced the former Cybersecurity Review Measures. On November 14, 2021, the CAC released a draft of the Administrative Regulations on Network Data Security, or Draft Regulations, for public comments. The amended Cybersecurity Review Measures stipulate that, among other items, if an issuer is classified as a “network platform operator” and such issuer possesses personal information of more than one million users and intends to be listed on a securities exchange in a foreign country, it must complete a cybersecurity review. Alternatively, relevant governmental authorities in China may initiate a cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. The Draft Regulations also stipulate that, among other items, for any listing to be done on a securities exchange in a foreign country involving a “data processing operator” with personal information of more than one million users, such “data processing operator” shall report to the CAC for a cybersecurity review. The Draft Regulations were released for public comment only, and the draft provisions and anticipated adoption or effective date are subject to changes and thus its interpretation and implementation remain substantially uncertain. We cannot predict the impact of the draft measures, if any, on the operations of our Company at this stage.

“Data processing operators” is defined under the Draft Regulations as “any individual or organization that autonomously determines the purpose and manner of the processing of network data” and “network platform operators” is not defined under the amended Cybersecurity Review Measures. While the exact scope of “network platform” and “data processing operators” remains unclear, the Chinese government authorities may have wide discretion in the interpretation and enforcement of these laws. Currently, the draft amended Cybersecurity Review Measures and the Draft Regulations have not materially affected our business and operations and we do not believe our business activities affect or may be interpreted to affect PRC’s national security. As of the date of this prospectus, we have not been informed by any relevant Chinese government authorities that we are identified as or considered a “network platform operator” or “data processing operator.” We are not aware of any requirement that we should file for a cybersecurity review, nor have we received any inquiry, notice, warning, sanction in such respect or any regulatory objections to this offering. However, in anticipation of the strengthened implementation of cybersecurity laws and regulations, there can be no assurance that we will not be deemed as a network platform operator or data processing operator under the Chinese cybersecurity laws and regulations in the future, or that the amended Cybersecurity Review Measures and the Draft Regulations will not be further amended or other laws or regulations will not be promulgated to subject us to the cybersecurity review or other compliance requirements. In such case, we may face challenges in addressing such enhanced regulatory requirements. For additional information, see “Risk Factors––Risks related to Our Business and Industry—Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results,” “Risk Factors — Risks Related to Conducting Operations in PRC —Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business,” and “Risk Factors — Risks Related to Doing Business in the PRC — The approval of the CSRC or other Chinese regulatory agencies may be required in connection with this offering under Chinese law.”

PRC Regulations on Tax

Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether to grant tax treaty benefits.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In February 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or SAT Circular 24, effective April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued a Notice Concerning Withholding Income Tax of Non-Resident Enterprise, or SAT Notice No. 37, which abolishes Circular 698 and certain provisions of Circular 7. SAT Notice No. 37 reduces the burden of the withholding obligator, such as revocation of contract filing requirements and tax liquidation procedures, strengthens the cooperation of tax authorities in different places, and clarifies the calculation of tax payable and mechanism of foreign exchange.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction, and lease of immovable, selling immovable, transferring land use rights, selling, and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Our China subsidiaries currently comply with PRC laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Our Hong Kong subsidiary has not deposited the social insurance fees in full for all the employees in compliance with the relevant regulations. We may be ordered by the social security premium collection agency to make or supplement contributions within a stipulated period, and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears. Our China subsidiaries have deposited the social insurance fees as required by relevant regulations.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. Our subsidiaries have not registered at the designated administrative centers nor opened bank accounts for depositing employees’ housing funds. They also have not deposited employees’ housing funds. Our subsidiaries may be ordered by the housing provident fund management center to complete the registration formalities, open bank accounts, make the payment and deposit within a prescribed time limit if they become subject to PRC laws. Failing to register or open bank accounts at the expiration of the time limit could result in fines of not less than 10,000 yuan nor more than 50,000 yuan. And an application may be made to a people’s court for compulsory enforcement if payment and deposit has not been made after the expiration of the time limit.

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

We cannot assure that our PRC beneficial shareholders have completed registrations in accordance with Circular 37.

Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015. According to Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises, meaning the monetary contribution confirmed by the foreign exchange authorities or the monetary contribution registered for account entry through banks, shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.

Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi it obtained from foreign exchange settlement shall not be used for the following purposes:

·	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;

·	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;

·

directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; or

·	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi capital converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi capital shall not be provided as loans to non-affiliated entities.

Our PRC subsidiaries’ distributions to their offshore parents are required to comply with the requirements as described above.

PRC Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

PRC Regulation of Dividend Distributions

The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations, the Chinese-foreign Cooperative Joint Venture Law and its implementation regulations, and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside a general reserve of at least 10% of their after-tax profit, until the cumulative amount of such reserve reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Corporate Control

We have adopted a share structure consisting of common shares and Preferred Shares. In respect of matters requiring the votes of shareholders, each common share is entitled to one vote and each Preferred Share is entitled to fifty (50) votes. Each Preferred Shares may be converted into ten (10) common shares by its holder.

We have authorized 5,000,000 Preferred Shares and Honetech Inc, a Samoa company, beneficially owns all of the 832,200 issued and outstanding Preferred Shares. Mr. Yun-Kuang Kung through the appointment by Honetech Inc, exercise the voting power of these preferred stock. Therefore, Honetech Inc and Yun-Kuang Kung both control 41,600,000 votes, which constitute approximately 54.7% of the aggregate voting power of the Company assuming we are able to successfully sell all the 10,000,000 shares registered in this Prospectus.

THE OFFERING

Securities offered by us:	10,000,000 shares of our common stock, par value $ 0.001 per share. (1)

Offering price:	$1.00

Duration of offering:	12 months

Net proceeds to us:

$10,000,000 assuming the maximum number of shares sold.  Such $10,000,000 in net proceeds does not account for the offering expenses in this offering. We estimate that we will bear offering expenses of 1%of gross proceeds. For further information on the Use of Proceeds, see page 40.

Market for the common shares:

Our common stock is already traded on the OTCQB market or the OTC markets. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	25,546,810

Shares outstanding after offering:	35,546,810 (assuming all 10,000,000 shares are sold)
Transfer Agent	Dynamic Stock Transfer, Inc. 14542 Ventura Blvd., Suite 205 Sherman Oaks, CA 91403

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” on page 25 to 40.

(1)   We are also concurrently registering for resale under a separate prospectus up to 10,986,204 common shares held by the selling shareholders named under the prospectus. None of the shares is being offered by us and we will not receive any proceeds from the sales.

(2)  You should be aware that our share price on OTC Market quotations reflect inter-dealer prices only, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Summary of Consolidated Financial Information

The following summary of financial information includes the data from the audited consolidated financial statements as of December 31, 2021,and unaudited financial statements as of June 30, 2022 and 2021. We have changed the fiscal year end from April 30 to December 31 in 2019.  You should read them in conjunction with the related notes in our Form 10-K for the quarters ended December 31, 2021 (audited), and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	As of June 30, 2022	As of December 31, 2021
	$	$
Balance Sheets
Cash and cash equivalents	91,274	80,306
Total Assets	2,478,634	1,452,084
Total Liabilities	3,036,103	1,549,475
Total Shareholders’ Equity / (Deficit)	(557,469)	(97,391)

	Three Months Ended June 30 ,2022	Three Months Ended June 30 ,2021	Six Months Ended June 30 ,2022	Six Months Ended June 30 ,2021
	$	$	$	$
Statement of Operations
Revenue	10,810	65,963	11,868	68,974
Cost of revenue	(8,940)	(239,587)	(9,890)	(239,587)
Total operating expenses	(331,816)	（215,647)	(564,371)	(442,087)
Total other income / (expenses)	8,214	(531,465)	54,257	(1,205,343)
Income tax expenses	-	-	9	-
Net loss	(321,732)	(920,736)	（508,145）	(1,818,043)
Net income / (loss) attributable to non-controlling interest	(23,309)	(57,419)	(34,558)	(68,565)
Net income / (loss) attributable to Vivic Corp.	(298,423)	(863,317）	(473,587)	(1,749,478)
Other Comprehensive income / (loss)	(8,118)	8,377	(3,933)	2,889
Comprehensive income / (loss)	(306,541)	(854,940)	(477,520)	(1,746,589)
Net income / (loss) per share – Basic and Diluted	(0.01)	(0.03)	(0.02)	(0.07)
Weighted average common share outstanding
- Basic and Diluted	25,546,810	25,284,948	25,552,004	24,947,162

	As of December 31, 2021	As of December 31,2020
	$	$
Balance Sheets
Cash and cash equivalents	80,306	504,179
Total Assets	1,452,084	881,685
Total Liabilities	1,549,475	733,675
Total Shareholders’ Equity / (Deficit)	(97,391)	148,010

	For the year ended December 31, 2021	For the year ended December 31, 2020
	$	$
Statement of Operations
Revenue	244,191	243,508
Cost of revenue	(366,852)	(3,913)
Total operating expenses	(1,263,691)	(1,261,761)
Total other income / (expenses)	(1,276,018)	34,642
Income tax expenses	-	-
Net loss	(2,662,829)	(987,524)
Net income / (loss) attributable to non-controlling interest	(97,884)	(31,807)
Net income / (loss) attributable to Vivic Corp.	(2,564,945)	(955,717)
Other Comprehensive income / (loss)	12,587	(921)
Comprehensive income / (loss)	(2,552,358)	(956,638)
Net income / (loss) per share – Basic and Diluted	(0.10)	(0.06)
Weighted average common share outstanding
- Basic and Diluted	25,240,065	15,989,299

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus. Some of these risks relate principally to the Offering, while others relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the trading price of our common stock, if and when a market for our common stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business

We may not be able to compete effectively against our competitors.

We face competition from well-established companies and small independent companies. We will be at a competitive disadvantage in obtaining the facilities, staffing, financing and other resources required to provide our services and products to customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. Our main competitors in marine tourism likely are Jetpon Yacht Club, Lucky Bay Yacht Club and Ocean Blue Hatch Company.

We also face keen competition in the prospective business that we intend to engage, including manufacture and sales in energy-saving engines and yachts, marina development and operation. In the energy-saving engines business, we believe that our main competitors are ERIC Boating, HENSEN Yacht Company and Ikung Yacht Company. In the marina development and operation business, our main competitors likely are Seven Star Marina in Shenzhen, Shenzhen Bay Yacht Marina and Wuyuan Bay Yacht Marina. In the yacht manufacturing business, our main competitors likely are Jetpon Yacht Club, HAISEA Yacht Company and HENSEN Yacht Company.

Many of our main competitors are well-established companies with reputation in the respective industries. Therefore, there is no assurance that we will be able to effectively compete against those competitors.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm contains a note stating that the accompanying financial statements have been prepared assuming we will continue as a going concern.  The Company has suffered from net loss of $2,662,829 during the year ended December 31, 2021. Also, the Company has incurred the accumulated deficits of $4,339,037and working capital deficit of $958,081as of June 30,2022. The Company had $91,274 cash and cash equivalents and working capital deficit of $958,081 as of June 30, 2022 and net loss of $508,145 during the six months ended June 30, 2022. Losses have principally occurred as a result of our business development and operations efforts coupled with limited operating revenues.

Without raising capital, there is a substantial doubt about our ability to continue as a going concern through August 15, 2023.

Declines or disruptions in the tourism industry generally could reduce our revenues.

We strongly rely on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. Also, due to the nature of our business, we may be subject to liability claims arising out of accidents or disasters causing injury to our customers, including claims for serious personal injury or death. There can be no assurance that we will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against us of one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect our business, financial condition, and results of operations.

The lack of intellectual property protection might cause adverse impact to our business,

We already have a trademark in China and will continue the process of applying trademarks in Taiwan and US.  There is no assurance that the trademark registration can be obtained timely.

Our lack of revenues and limited operations cause us unable to afford to establish an audit committee.

We are unable to afford establishing an audit committee due to limited operations and lack of revenue.

We may require additional capital to fund the expansion of our business, and our inability to obtain such capital could harm our business.

To support our expanding business, we must have sufficient capital to continue to make significant investments in our existing products and advertising. We cannot assure you that cash generated by our operations will be sufficient to allow us to fund such expansion. If cash flows from operations are not sufficient, we may need additional equity or debt financing to provide the funds required to expand our business. If such financing is not available on satisfactory terms or at all, we may be unable to expand our business or to develop new business at the rate desired and our operating results may suffer. Debt financing increases expenses, may contain covenants that restrict the operation of our business, and must be repaid regardless of operating results. Equity financing, or debt financing that is convertible into equity, could result in additional dilution to our existing stockholders.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies may require us to delay, scale back or eliminate some or all our operations or the expansion of our business, which may have a material adverse effect on our business, operating results, financial condition, or prospects.

We don’t have any substantial asset in the United States and may not be able to own substantial assets in the United States in the near future.

As a Nevada corporation, we plan to be able to carry out business in the United States eventually. However, currently we don’t have any substantial assets in the U.S. and we may not be able to own any substantial assets in the near future. Lack of substantial assets will make it difficult for us to launch business operations and delay the execution of our business plans in the U.S.

If our land use rights are revoked, we would have no operational capabilities or ability to conduct our business.

Under PRC law, land is owned by state or rural collective economic organizations. The State issues tenants the rights to use property. Rights to use property can be revoked and tenants can be forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted broadly and the process of land appropriation may be less than transparent. We rely on these land use rights as the cornerstone of our operations, and the loss of such rights would have a detrimental effect on our business.

COVID-19 pandemic may cause significant impact to our business operations.

Our business had been adversely affected by the outbreak of the COVID-19 pandemic.  Both China and Taiwan governments have imposed various strict measures including, but not limited to, travel restrictions, mandatory quarantine requirements, and postponed resumption of business operations. Considering the features of our business in the tourism and recreation industries, we have been experiencing business downturn due to the COVID-19 pandemic outbreak.  Further, COVID-19 pandemic leads to worldwide health crisis, it has been harmfully influencing the global economy and financial markets. The COVID-19 pandemic has not been effectively controlled so far, our businesses, results of operations and net loss in 2021 may be worse than that in 2020 and 2019.  The Company’s major income sources has been coming from consultation services to the yacht marina operators which has been largely affected due to government emergency policies to control leisure travel and activities.  Most yacht marina operations of our clients have been stopped during the COVID-19 pandemic which has imposed direct negative effect to the Company’s income during the COVID-19 pandemic.  We expect our consultation business will resume once the COVID-19 pandemic will go away with government policies begin to allow some leisure travel and activities to resume most of the yacht marina operations in China and Taiwan.

We may require additional capital to fund the expansion of our business, and our inability to obtain such capital could harm our business.

To support our expanding business, we must have sufficient capital to continue to make significant investments in our existing products and advertising. We cannot assure you that cash generated by our operations will be sufficient to allow us to fund such expansion. If cash flows from operations are not sufficient, we may need additional equity or debt financing to provide the funds required to expand our business. If such financing is not available on satisfactory terms or at all, we may be unable to expand our business or to develop new business at the rate desired and our operating results may suffer. Debt financing increases expenses, may contain covenants that restrict the operation of our business, and must be repaid regardless of operating results. Equity financing, or debt financing that is convertible into equity, could result in additional dilution to our existing stockholders. Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies may require us to delay, scale back or eliminate some or all our operations or the expansion of our business, which may have a material adverse effect on our business, operating results, financial condition, or prospects.

Our growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our success will depend in part upon management’s ability to manage growth. To do so, we must continue to hire, train, and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing, and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

Risks Related to Our Industry

We might not be able to receive the applicable governmental approval for the land use and the construction of marinas which might cause us unable to carry out our marina business.

Since our current marina projects are all in China and China requires government approval for the land use and construction of marinas, if we are unable to receive all the required approvals and permits, we may not be able to start the marina development and may not be able to carry out our marina business operations.

Weather conditions and natural disasters may have severe impact on our business operations and cause damage to our business.

The entire yacht and marina industry is significantly affected by natural disasters and weather conditions. In the cold weather season, overall customer consumption will be reduced. Weather conditions of natural disasters can also affect our business performance. For example, drought can bring risks to shipping, hurricanes or other storms can also cause operational interruptions, or damage ships and dock facilities.

Risks Related to Doing Business in the PRC

A downturn in the PRC or global economy, and economic and political policies of the PRC could materially and adversely affect our business and financial condition.

We conduct certain operations through our subsidiaries in the PRC and we also have wholly-owned subsidiaries with operations in the PRC. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in the PRC generally and by continued economic growth in the PRC as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Lack of experienced professionals might cause us unable to find adequate workforce to fulfill our demand.

Currently, even though there is a growing yacht industry in China, there are not enough professional personnel to manage these specialized services. Furthermore, there are no companies that focus on training these essential personnel. The personnel in the marina management, yacht service, event planning, repair and maintenance do not meet the high demand of the yacht services.

Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. Because these laws and regulations are relatively new, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, sometimes we may not be aware of our violation of these policies and rules until sometime after violation.

The PRC government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation, and trade. However, their experience in implementing, interpreting, and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the PRC legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition, and results of operations.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC and may cause the value of our securities to significantly decline or be worthless.

We conduct operations through our subsidiaries in the PRC, which may subject us to certain laws and regulations in the PRC. Accordingly, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business in China.

Additionally, most of our production and operations are currently conducted in the PRC, and we are subject to certain legal and operational risks associated with our PRC operating subsidiaries. We are aware of the recent regulatory actions and statements initiated by the PRC government to regulate business operations in certain areas in PRC with little advance notice, such as regulatory actions targeting certain sectors of the for-profit education sector and technology and gaming platforms that have a quantitatively significant number of users located in PRC. There was also introduction of new legislative and regulatory proposals in PRC concerning data protection, see “Risk Factors – Our failure to comply with data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results”. Although our current businesses are not affected under these regulatory actions, it is highly uncertain if the legislative or administrative regulation making bodies will change their focus to the sector which we operate in. It is also highly uncertain if, in the case we are subject to new laws and regulations, it will result in a material change in our operations and/or the value of our securities or if such modified or new laws and regulations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. We are also currently not required to obtain any pre-approval or fulfil the filing or reporting obligations from or to Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Since our operations are conducted through our subsidiaries in the PRC, this may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our current business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app store. On July 21,2022，Didi Global Inc. was fined 8 billion yuan ($1.18 billion) for breaching China's cybersecurity and data security laws. The Chinese ride-sharing operator was  accused of 16 illegal practices involving the collection of passenger data. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

As such, we could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

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delay or impede our development;

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result in negative publicity or increase our operating costs;

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require significant management time and attention; and

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subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Further, our business is subject to various government regulations and regulatory interference. As of the date of this prospectus, each of our PRC subsidiaries has received all requisite permissions and approvals from the Chinese authorities for the operation of our business in the PRC.  Based on the PRC laws and regulations currently effective, we, including our subsidiaries, are not subject to any pre-approval requirement, filing or reporting from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to conduct this offering or list on U.S. exchanges or issue securities to foreign investors or to obtain any further permissions to conduct our current business in the PRC in addition to the permits currently held by us to operate our general business activities. Nevertheless, we may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and there are uncertainties with respect to the Chinese legal system and changes in laws, regulations and policies, including how those laws and regulations will be interpreted or implemented, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable government regulatory authorities, nor have we received any inquiry, notice, warning or sanction in such respect, it is uncertain whether or when we might be subject to such requirements, permission and approval from any related PRC government to list our shares in the U.S. exchanges in the future. If approval is required in the future and we were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or it may adversely affect our business and results of operation, which would materially affect the interest of the investors. Although we are currently not required to obtain any pre-approval requirement from any of the PRC central or local government and we have not received any denial to conduct this offering, to list on the U.S. exchange or to conduct our current business, our operations may be adversely affected in the future, directly or indirectly, by existing or future PRC laws and regulations if PRC regulatory authorities do not take the same view as us. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares. However, currently, we are not required to obtain additional permission or approval from Chinese authorities, including the CSRC and the CAC, to either approve our PRC subsidiaries’ operation or to offer the securities being registered to foreign investors.

It is uncertain when and whether we will be required to obtain any pre-approval or  fulfil any filing or reporting obligation from or to the PRC government to list on U.S. exchanges or to obtain any further permissions to conduct our current business operation in the PRC in addition to the permits currently held by us to operate our general business activities, and even when such pre-approval or permission is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or the way we may conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our ordinary shares, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may intervene in or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations and significantly and adversely impact the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to our investors, and could cause the value of our ordinary shares to significantly decline or become worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. On December 24, 2021, the State Council published the Provisions on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or Draft Administration Provisions, as well as the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or Draft Administration Measures, for public comments. Under the Draft Administration Provisions, a filing-based regulatory system will be introduced to cover both direct and indirect overseas issuance and listing of securities. The Draft Administration Measures further provide the scope of activities subject to the filing requirement, and relevant criteria for determining whether an activity falls within the scope. Pursuant to the Draft Administration Measures, the determination as to whether a PRC domestic company is indirectly offering and listing securities in an overseas market shall be made on a substance over form basis. If the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (1) the total assets, net assets, revenues or profits of the domestic operating entity of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and (2) the senior management in charge of business operation and management of the issuer are mostly Chinese citizens or have domicile in China, and the issuer’s main places of business are located in China or main business activities are conducted in China. The PRC has recently published new rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries. Pursuant to Article 7 of the Measures for Cybersecurity Review published by the CAC on December 28, 2021 and became effective on February 15, 2022, if an issuer is classified as a “network platform operator” and such issuer possesses personal information of more than 1 million users must now apply for cybersecurity approval when seeking listings in other nations due to the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”

As a holding company with no material operations of our own, our operations are conducted through our subsidiaries in the PRC, which may subject us to certain laws and regulations in China. As such, we may collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. However, we do not hold personal information of more than one million users and we believe that this offering is not subject to PRC cybersecurity review. In addition, as of the date of this prospectus, we have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. Nonetheless, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the Data Security Law and the Personal Information Protection Law, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

Notwithstanding the foregoing, as of the date of this prospectus, there are no PRC laws and regulations in force explicitly requiring that we obtain any pre-approval from PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC. However, there remains uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC, the CAC or other PRC regulatory authorities could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The approval of the CSRC or other Chinese regulatory agencies may be required in connection with this offering under Chinese law.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) purport to require offshore special purpose vehicles that are controlled by Chinese companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of Chinese domestic companies or assets in exchange for the shares of the offshore special purpose vehicles shall obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

Furthermore, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. On December 24, 2021, the State Council published the Provisions on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or Draft Administration Provisions, as well as the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or Draft Administration Measures, for public comments. Under the Draft Administration Provisions, a filing-based regulatory system will be introduced to cover both direct and indirect overseas issuance and listing of securities. The Draft Administration Measures further provide the scope of activities subject to the filing requirement, and relevant criteria for determining whether an activity falls within the scope. Pursuant to the Draft Administration Measures, the determination as to whether a PRC domestic company is indirectly offering and listing securities in an overseas market shall be made on a substance over form basis. if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (1) the total assets, net assets, revenues or profits of the domestic operating entity of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and (2) the senior management in charge of business operation and management of the issuer are mostly Chinese citizens or have domicile in China, and the issuer’s main places of business are located in China or main business activities are conducted in China. Numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cyber Security Law and Data Security Law. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters including data privacy and cross-border investigation and enforcement of legal claims. Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any Chinese laws or regulations in effect requiring that we obtain permission from any Chinese authority to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from the CSRC, the CAC or any other Chinese authorities that have jurisdiction over our operations.

Our business is subject to various government regulations and regulatory interference. As of the date of this prospectus, each of our PRC subsidiaries has received all requisite permissions and approvals from the Chinese authorities for the operation of our business in the PRC.  Based on the PRC laws and regulations currently effective, we, including our subsidiaries, are not subject to any pre-approval requirement, filing or reporting from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to conduct this offering or list on U.S. exchanges or issue securities to foreign investors or to obtain any further permissions to conduct our current business in the PRC in addition to the permits currently held by us to operate our general business activities. Nevertheless, we may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and there are uncertainties with respect to the Chinese legal system and changes in laws, regulations and policies, including how those laws and regulations will be interpreted or implemented, although as of the date of this prospectus, we have not been involved in any investigations initiated by the applicable government regulatory authorities, nor have we received any inquiry, notice, warning or sanction in such respect, it is uncertain whether or when we might be subject to such requirements, permission and approval from any related PRC government to list our shares on U.S. exchanges in the future. If approval is required in the future and we were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange or it may adversely affect our business and results of operation, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to continue to list on U.S. exchanges or to conduct our current business in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain any pre-approval requirement from any of the PRC central or local government and we have not received any denial to conduct this offering, to list on the U.S. exchange or to conduct our current business, our operations may be adversely affected in the future, directly or indirectly, by existing or future PRC laws and regulations if PRC regulatory authorities do not take the same view as us. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our ordinary shares. However, currently, we are not required to obtain additional permission or approval from Chinese authorities, including the CSRC and the CAC, to either approve our PRC subsidiaries’ operation or to offer the securities being registered to foreign investors.

Based on the above and our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus, we are not required to submit an application to the CSRC or the CAC for the approval of this offering and the listing and trading of our ordinary shares on the U.S. exchanges. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval or filing of the CSRC, CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other Chinese regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our ordinary shares. The CSRC, the CAC or other Chinese regulatory agencies may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the ordinary shares.

Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government.

Additionally, China’s Cyber Security Law requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopts a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to a series of national standards on the grading and implementation of the classified protection of cyber security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Cybersecurity Review Measures, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On December 28, 2021, the CAC published an amendment to the Cybersecurity Review Measures which have been in effect since June 1, 2020 and became effective on February 15, 2022, expanding the cybersecurity review to network platform operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the manufacturing and healthcare sectors generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

The National People’s Congress released the Personal Information Protection Law, which has become effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to RMB 50 million (approximately $7.7 million) or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market once we are a public company.

In addition, on April 2, 2022, the CSRC published a draft of the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or Draft Provisions, for public comments. The Draft Provisions provides that, in relation to the overseas listing activities of domestic enterprises, such domestic enterprises therein, as well as securities companies and securities service institutions providing relevant securities services, are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities. It further provides that, during the course of an overseas offering and listing therein, if a PRC company needs to publicly disclose or provide to securities companies, accounting firms or other securities service providers and overseas regulatory authorities, any materials that contain relevant state secrets or that have a sensitive impact, the PRC company should complete the relevant approval/filing and other regulatory procedures. However, the Draft Provisions has been issued recently and the definition of materials that contain relevant state secrets or that have a sensitive impact requires further interpretation or detailed rules or regulations. Hence, there exists uncertainties regarding the interpretation and enforcement of the Draft Provisions.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our shareholders.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Changes in PRC’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Currently, most of our production is conducted in PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in PRC generally and by continued economic growth in PRC as a whole.

PRC’s economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970’s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, which are generally viewed as a positive development for foreign business investment, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC economic growth through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While PRC’s economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing down. Some of the governmental measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation. In addition, the PRC government has implemented in the past certain measures to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our products and services, and consequently have a material adverse effect on our businesses, financial condition and results of operations.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce of the PRC, or the MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Anti-Monopoly Bureau of State Administration for Market Regulation, or the Anti-Monopoly Bureau before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM or the Anti-Monopoly Bureau or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by China’s State Administration of Taxation (“SAT”) on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent PRC tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer and as a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10%.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the “indirect transfer” as set forth in SAT Circular 698, while the other provisions of SAT Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprise. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source, or SAT Bulletin 37, which repealed the entire SAT Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from a property transfer, as stipulated in the second item under Article 19 of the Enterprise Income Tax Law, shall include the income derived from transferring such equity investment assets as stock equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the Enterprise Income Tax Law, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

During the effective period of SAT Circular 698 and by the application of SAT Bulletin 7 and SAT Bulletin 37, some intermediary holding companies were actually looked through by the PRC tax authorities, and consequently the non-PRC resident investors were deemed to have transferred the PRC subsidiary and PRC corporate taxes were assessed accordingly. It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and SAT Bulletin 37 and may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7 and SAT Bulletin 37, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

Your ability to bring an action against us or against our directors and officer, or to enforce a judgment against us or them, will be limited because we conduct all our operations in the PRC and because all our directors and the majority of our officers reside outside of the United States.

We are a company in Nevada but all our assets are located outside of the United States. All our current operations are conducted in the PRC and Taiwan. In addition, all our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts’ judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom are residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Risks Related to Doing Business in Taiwan

1、Political Issue

Taiwan is surrounded by sea and the coastline is curved long.  The population density is high around the west coast and Taiwan Strait.  The Taiwan vessels are allowed to cruise offshore only on the west coast due to the political issue between Taiwan and PRC.  It harmfully influences the accessibility of Taiwan vessels along the west coast and sea tourism eventually.

2、Consumer Prospect

Most consumers do not well understand the luxury yachts market and are price-conscious in the past. As a result, the sightseeing boats with high-carrying capacity are targeted. The operating costs between luxury yachts and sightseeing boats are hugely different. More educational and promotional activities should be launched to arouse potential consumers how the luxury yachts valued for money.

3、Climate Issue

Taiwan is located in the subtropical and tropical areas with typhoons in Summer and strong seasonal wind in Winter normally.  Therefore, the sea tourism in Summer and Winter is adversely affected.  Intense sales and marketing activities are required.

4、 Competition

The government of Taiwan maintains a favorable stance on the development of the yacht industry. As such, the continued investments in yacht related businesses and marina infrastructure by the government has led to fierce competition among the companies here. Due to the limited number of ports along the coastline, additional effort and funds will be required to capture market share.

Risks Related to Ownership of Our Common Stock

We are offering 10,000,000 common shares without an underwriter and may be unable to sell any shares. We are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and  directors, who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 10,000,000 shares. The Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is offering of 10,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company expect to receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company is unable to raise sufficient capital to implement its planned operations, your entire investment could be lost.   As the company is still developing its businesses and weathering the effects of the COVID-19 pandemic, our major shareholders have agreed to provide sufficient funding for company operations if needed.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such an event it may be difficult to sell your shares. We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the date of this prospectus, the Company had 25,546,810 shares of common stock outstanding. Accordingly, we may issue up to an additional 10,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Investors and financial professionals should consider the potential risks related to the PCAOB’s lack of access to inspect PCAOB-registered accounting firms in China. Also, the SEC, U.S. Department of Justice (“DOJ”) and other authorities often have substantial difficulties in conducting investigations and inspections or in bringing and enforcing actions against non-U.S. persons, including company directors and officers, in certain emerging markets, including China.

Our share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our common shares may view as beneficial.

We have adopted a hare structure consists of common shares and Preferred Shares. In respect of matters requiring the votes of shareholders, each common share is entitled to one vote and each Preferred Share is entitled to fifty (50) votes. Each Preferred Shares may be converted into ten (10) common shares by its holder.

We have authorized 5,000,000 Preferred Shares and Honetech Inc, a Samoa company, beneficially owns all of the 832,200 issued and outstanding Preferred Shares. Mr. Yun-Kuang Kung through the appointment by Honetech Inc, exercise the voting power of these preferred stock. Therefore, Honetech Inc and Yun-Kuang Kung both control 41,600,000 votes, which constitute approximately 54.7% of the aggregate voting power of the Company assuming we are able to successfully sell all the 10,000,000 shares registered in this Registration Statement.

As a result of this share structure, the holder of our Preferred Shares will have concentrated control over the outcome of matters put to a vote of shareholders and have significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. The holder of Preferred Shares may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the common share. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of common shares may view as beneficial.

If the holder of our Preferred Shares decides to convert into common shares in full, we will issue 8,320,000 shares of common stock to Honetech Inc. This issuance of common shares will dilute the value of the common shares you own in our company and reduce your ownership proportion in our company.

Our common shares have been thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our common shares may not develop or be sustained.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our common shares, the price of our common shares and trading volume could decline.

Any trading market for our common shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common shares and the trading volume to decline.

The market price for our common shares may be volatile.

The trading price of our common shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our common shares, regardless of our actual operating performance.

The market price for our common shares may be volatile and subject to wide fluctuations due to factors such as:

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	our capability to catch up with the technology innovations in the industry;

●	changes in the economic performance or market valuations;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB, NTD and the U.S. dollar; and

●	general economic or political conditions in Taiwan and China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common shares.

Volatility in our common share price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer's public accounting firm within three years. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020, and requires Auditors of publicly traded companies to submit to regular inspections every three years to assess such auditors’ compliance with applicable professional standards. On June 22, 2021, the U.S. Senate. passed the Accelerating Holdings Foreign Companies Accountable Act which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, thus reducing the time before our securities may be prohibited from trading or delisted. As a result, the time period before our securities may be prohibited from trading or delisted will be reduced. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US. On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the Holding Foreign Companies

Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. Our principal business operation is conducted in Taiwan. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC.  However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, it remains unclear as to how Article 177 will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company. Accounting Oversight Board (PCAOB) be permitted to inspect the issuer's public accounting firm within three years. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

Our auditor is located in the U.S. and is subject to PCAOB inspections.   Since it is not located in either China or Hong Kong, it is not subject to the determinations announced by the PCAOB on December 16, 2021.  Due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two or three years, may result in the delisting of our securities from applicable trading markets in the U.S, in the future if the PCAOB is unable to inspect our accounting firm at such future time.

USE OF PROCEEDS

Our public offering of 10,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. There is no assurance that we will raise $10,000,000 in full.

We plan to use the proceeds from the offering to increase our working capital to support our yacht operations and the research and development of all- electric vessels, including recruiting more qualified staff, developing more electric vessel prototypes and carrying out more testing.

The information above involved planning and anticipation and there is no guarantee that they will be completely achieved in the future.

This registration statement also registers 10,986,204 shares of common stock to be sold by Selling Shareholders. Selling Shareholders will sell the shares by themselves and we will not receive any proceeds from the sale of these shares.

DETERMINATION OF OFFERING PRICE

The offering price of $1.00 for the 10,000,000 shares of common stock does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a public or privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering in this prospectus of 10,000,000 shares is fixed at $1.00 per share.

. If you invest in our ordinary shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

As of June 30, 2022 (unaudited), the total shareholders’ deficit of Vivic Corp.  ($557,469) and preferred stock is $832, the capital contribution is $3,899,266, which included share capital of the common stock issued and outstanding $25,547 and additional paid-in capital $3,873,719, the number of common stock outstanding is 25,546,810.  It is assumed that the offering expenses is 1% on new offering capital contribution.   The dilution calculation below is based on the information as of June 30, 2022.

The net tangible book value of our ordinary shares as of June 30, 2022 was ($557,469), or ($0.02) per share based upon 25546,810 common shares outstanding. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding. Tangible assets equal our total assets less intangible assets, deferred tax assets and deferred offering cost.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the 10,000,000 shares being sold pursuant to this offering price of $1.00 per share and after deducting estimated offering expenses in the amount of $100,000, our pro forma net tangible book value would be approximately $9,349,838, or $0.26 per share of common shares. This represents an immediate increase in net tangible book value of $0.28 per share to existing shareholders and an immediate decrease in net tangible book value of $0.74 per share to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution:

As of June 30, 2022
Offering price per common share	$1.00
Net tangible book value per share as of June 30,2022	$(0.02)
Increase in net tangible book value per share attributable to existing shareholders	$0.28
Pro forma net tangible book value per share after this offering	$0.26
Dilution per share to new investors	$0.74

 .

A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our pro forma net tangible book value per share after this offering by approximately $9.9 million, and increase the dilution per share to new investors by approximately $0.61, after deducting the estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of June 30, 2022, the difference between the number of ordinary shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated offering expenses payable by us, using an assumed public offering price of $1.00 per common share:

	Shares Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing shareholders	25,546,810	71.9%	$3,899,266	28.3%	$0.15
New investors from public offering	10,000,000	18.1%	$9,900,000	71.7%	$1.00
Total	35,546,810	100.00%	$13,799,266	100.00%	$0.39

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

If you invest in our ordinary shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

PLAN OF DISTRIBUTION

We have 25,546,810 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 10,000,000 shares of its common stock for sale at the price of $1.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Our officers will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.   Further, our current officers are not, nor have he been within the past 12 months, a broker or dealer, and they are not, nor have he been within the past 12 months, an associated person of a broker or dealer. will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In addition, it is expected that these 10,000,000 shares of common stock offered will be marketed to our business associates and/or clients. Potential investors mainly come from China, Taiwan and other countries across the globe.  The allocation ratio has not been determined as of now. Furthermore, shares of the common stock may not be sold to purchasers in full.

This prospectus also registers 10,986,204 shares of common stock to be sold by Selling Shareholders. Selling Shareholders will sell the shares by themselves and we will not receive any proceeds from the sale of these shares.

Terms of the Offering

The shares will be sold at the fixed price of $1.00 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses with regard to the registration of the shares (including registration pursuant to the securities laws of certain states).

BUSINESS

We were incorporated on February 16, 2017 in the State of Nevada.  In addition to the US administrative office, we also have business offices in Taiwan and China. We were initially a travel agency that organized individual and group tours in the Dominican Republic. Yoel Rosario Duran was the initial Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Board Director. Dmitriy Perfilyev was the initial the Secretary of the Company. On December 27, 2018, Honetech Inc., a Samoa company, acquired the controlling percentage of our issued and outstanding stock from Yoel Rosario Duran and Dmitriy Perfilyev and became the controlling stockholder of the Company.  Yoel Rosario Duran and Dmitriy Perfilyev resigned from all positions they held in the Company. Wen-Chi Huang, Kuen-Horng Tsai, Cheng-Hsing Hsu and Huilan Chen became board directors, and Yun-Kuang Kung became CEO.  On November 1, 2019, Liu-Shiang Kung Hwang was appointed as a Board Director.  On July 9, 2020, Wen-Chi Huang, Kuen-Horng Tsai, Yun-Kuang Kung,Liu-Shiang Kung Hwang and Huilan Chen no longer served as the board directors and officers of the Company.  Shang-Chiai Kung was appointed as the Chairman of the Board of directors, President, Chief Executive Officer and Chief Financial Officer.

Since the reshuffle of our management team on December 27, 2018, we expanded our business operations to include the operations of maritime tourism and yacht sale in China and Taiwan. We acquired Guangzhou Monte Fino Yacht Co., Ltd, a Chinese limited liability company, in October 2019 to carry out business operation in China. Guangzhou Monte Fino Yacht Co., Ltd later changed its name to Vivic Guangdong Corporation Limited (“Vivic Guangdong”).  Khashing Guangdong has been our major business operating entity in China. It holds an exclusive license to use Kha Shing Enterprise Company’s brand name “Monte Fino” in China.

We currently carry out the following business operations in China and Taiwan:

(1)

Development and operation of yacht marina. We have leased and operated a yacht marina in Wenzhou, China.

(2)

We developed and operated an online platform “Joy Wave” to provide yacht rental and time-share services in China.

(3)

We provided consulting services to other yacht marina operators related to the planning, marketing and operating of yacht marinas

(4)

 Research and development of all electric boats.

Development and Operations of Yacht Marinas

Development and operation of yacht marinas in China is our long-term business objective. Currently we are still at the early development stage of this line of business. On November 30, 2020, our China subsidiary Khashing Guandong entered into Wenzhou Yangfushan Marina Leasing Contract to lease and operate Wenzhou Yangfushan Yacht Marina. Under this agreement, we leased Wenzhou Yangfushan Marina from its landowner and developer for a term of 8 years. The marina has 18 berths that can fit yachts up to 60 feet, and can provide temporary berths of 115 feet. At the same time, the marina also has a 2100 square feet office space that can be used for management and sailing training. There is another 21,000 square feet space for event rental. We will assume the full management and operation of this yacht marina and receive all the revenues generated from it. Under the contract, we shall pay to the landowner and the developer a fixed annual lease fee and percentage of the operating revenue.  The services we provided at this marina will include yacht chartering, wedding photography, marina advertising, sailing events, yacht training, yacht sales, electric boat bases, etc. At the same time, a membership system will be adopted so that members can enjoy various membership benefits.

Wenzhou Yangfushan Marina lease contract

As the major marina lease in operations, Wenzhou Yangfushan Marina Leasing Contract (“Wenzhou Agreement”) is particularly important to our marina business. Our Chinese operating subsidiary Khashing Guangdong entered into the Wenzhou Agreement on January 15, 2021 with Wenzhou Urban Construction Investment Co., Ltd (“Wenzhou Urban”) and Wenzhou Liangye Environmental Technology Co., Ltd (“Wenzhou Liangye”).

Under the Wenzhou Agreement, we leased the Yangfushan Marina for 5 years, from May 10, 2021 to May 9, 2026, and pay lease fee on an annual basis.  The annual lease cost started at RMB 888,000 for the first year and will increase at 2% annually for the subsequent year terms.

In addition, we will share the revenues from the marina operations with Wenzhou Urban and Wenzhou Liangye as follows:

(1)

Advertising revenue:  We shall co-sign any advertisement contracts with Wenzhou Urban and will pay a percentage of the advertisement revenue to Wenzhou Urban and Wenzhou Liangye. We are required to pay a minimum amount to Wenzhou

Urban and Wenzhou Liangye in the event that the revenue we generate from advertisement does not meet the minimum requirement.

(2)

Revenue from sailboat training program: We are responsible for the management and operations of sailboat training programs. We will pay a percentage of the sailboat training revenue to Wenzhou Urban. We are required to pay a minimum amount to Wenzhou Urban in the event that the revenue we generate from sailboat training program does not meet the minimum requirement.

(3)

We retain all operating revenue generated from the berth.

(4)

We are responsible for the utilities cost associated with the operation of marina.

Wenzhou Yangfushan Marina revenues

             The Wenzhou Yangfushan Marina has been generating revenues as follows since 2021 (in Renminbi/RMB):

1.

Yacht entertainment experience tours: RMB 126,679 in 2021 and RMB 51,209 in six months ended June 30, 2022.

2.

Sailing competition events: RMB 349,532 in 2021.

3.

Yacht berth lease:  RMB 8,911 in 2021.

4.

Yacht training services: RMB 65,347 in 2021.

“Joy Wave” Online Platform

Through Khashing Guangdong, we developed and operated an online platform named “Joy Wave”(享浪) to provide yacht time-share, rental and charter services.  Yacht owners can add their yachts onto Joy Wave for rental while customers can use the platform to book yachts. We are still developing the smartphone app for this web platform.

“Joy Wave” is an essential platform to support our marina development and operations business. After a marina is built, customers will pay the charter and parking fees through the platform and book marine tourism products. Moreover, features on the program allow multiple members to purchase yacht by crowdfunding and then list their yacht for rental and lease on our platform. Users are able to receive referral fee if they refer others to join the membership.

The platform has been tested in Guangzhou, Xiamen and Shenzhen, China.  We are now operating the platform as a pilot program in Guangzhou, Xiamen and Wenzhou, China.  The pilot program contributed US$100,000 to our revenue in 2021, during the COVID-19 pandemic period while most public leisure activities have been curtailed or shut down completely in these China cities.

Consulting Services

We provide consulting services to other developers and operators of marinas related to the planning, marketing and operating of yacht marinas. We assist marina operator clients to promote their products through marketing channels, help to build customer relationships and increase brand loyalty and awareness. We help clients to develop marketing plan and packaging procedure. We also help clients evaluate their business performance to effectively control their manpower and costs. Instead of paying on a percentage of the total transaction, our clients pay a fixed monthly fee for our service. Please see the service agreement with Everest Capital Corporation in attachment. We introduce clients to the internet platform and assist them with broadcasting their business to the platform.  We use our experience and technology on the network platform to help our clients expand their customer base.

We have provided consulting services to Kinmen Marina in Taiwan. We utilized our experiences in marina design and operation to conduct preliminary planning through on-site surveys, and utilize our local connections to help the client develop and construct the Kinmen Marina.

 Research and Development of All-Electric Boats

Starting August 2020, we started the research and development of all-electric boats.  We have developed several prototypes and are still in the process of improving and testing the technology for commercial production. We expect that the boating industry will follow the electrification roadmap of the automotive industry by creating all-electric boats that meet or exceed the traditional boating consumer’s expectations of price, value and run times. In other words, electric boats must offer a similar recreation experience when compared to traditional fuel-powered boat in terms of size, capability and price point. Since we expedited our electric boat R&D in the past months, we anticipated that our all-electric boat commercialization will realize in the second half of 2022.  But we cannot guarantee that we may progress or the commercialization of all-electric boats may develop as expected due to lack of funding and the impact of COVID-19 pandemic.

Dealership and Sale Agreement with Kha Shing

On September 18,2019, we entered into an exclusive dealership and sales agreement with Kha Shing Enterprise Co., LTD, a leading and a renowned yacht and recreational boat builder based in Taiwan. In the agreement, we were granted an exclusive period of five years to sell Monte Fino Yachts manufactured by Kha Shing. Also, we should sell at least one unit of vessel during the first 18 months, and five units of vessel during the term. Since we signed the agreement with Kah Shing, China has implemented several times of lockdown in some cities due to COVID-19 pandemic and our sales effort was impacted. Despite the terms of the agreement, Kha Shing notified us that it would not cancel the exclusive and sale agreement even if we did not sell enough units of vessel to meet the minimum requirement.

We received an order from a customer to purchase a 45-foot Monte Fino Yacht valued at RMB 3 million in October 2021, and we expect to deliver the yacht by the end of 2022.

Cooperation and Partnership with Other Parties

We have entered into some cooperation or partnership agreement with several other parties since the current management team took over the Company in late 2018. Since these agreements were not significant in terms of revenue generation or these agreements have expired without bringing much business value to us, we decided not discuss them in this Prospectus, but we include them as exhibits in the Registration Statement.

Industry Overview

We carry out business operations mainly in Taiwan and China. Therefore, the industry overview is primary regarding Taiwan and Chinese markets.

Background of Taiwan's yacht industry

Based on the information found in Chapter 7 Yachts in The Law of Ships by Taiwan Ministry of Transportation and Communications and Taiwan Shipbuilding Industry Association and Wikipedia, yacht manufacturing in Taiwan began from 1958 to the 1990s. It was started by the introduction of the US military in Taiwan and the combination of domestic sampan manufacturers. Later, foreign customers used yacht design drawings to find domestic manufacturers to accept orders and import glass fibers from abroad. Some manufacturers directly purchase design drawings from customers for mass production to reduce costs, and profits increased after the rapid growth of orders. Because domestic manufacturers only focused on OEM production in the industrial chain in the 1990s, the main market for yachts started shrinking. Yacht manufacturers have begun to diversify the market and seek technological upgrades, as well as to strengthen customization and increase added value. From 2000 to 2011, Taiwan’s yacht manufacturers began to conduct strategic alliances and improve the infrastructure of manufacturing engineering. This led to the development of larger markets such as customization and mega yachts. Those yachts include fiberglass yachts, luxury yachts, customized medium and large power yachts, and high-end custom sailing boats. The yachts range from 38 feet to 150 feet, and most of them are luxury yachts from 60 feet to 80 feet

The standards of environmental protection have been increasing in recent decades.  For example, The European Union and International Maritime Organization (“IMO”) has been implementing the new marine engine emission standards since 2008.  The yachts with traditional diesel engines produce massive waste and lead to environmental pollution.  Nowadays, the lithium battery with its clean energy is prevailing in the electric yachts industry.  As they are eco-friendly, these liquified natural gas (“LNG”) yachts and electric yachts are the latest favorites in the market.  Because electric yachts are made with zero-emission and low-noise level engines, they can easily meet energy-saving and emission control requirements.  The trading volume of electric yachts increased tremendously in last decades. As yachts batteries and hybrid yachts become more advanced, the industry of electric yachts will continue its growth after 2020. We believe that eventually all-electric boats and yachts will completely replace their gasoline or diesel-powered counterparts, especially in the rivers, lakes, and coastal waters. The demand for the less polluting ships in Taiwan, China, South East Asia, and Europe are particularly high as there are millions of gas or diesel-powered ships in use in these regions and have caused severe pollution to their waters.

However, one issue should be borne in mind that electric yachts replacing traditional diesel yachts is a continuing process.  Both should be co-existed for a long time, like the motor vehicle with new-energy engine and the traditional one.

There are ginormous potential markets for electric yachts in the Asian countries including Japan, Taiwan, PRC, and the Middle East countries.   There are 400,000 yachts and skiffs in Japan and mostly are fishing boats.  The skiffs are equipped with battery electric or hybrid module for efficiency.  Further, the buyers of small-sized yachts are more price-conscious.  Electric yachts will cut the costs down.  Japan has more potentials in product update in the future.  The Asian countries, like Taiwan and PRC, and the Middle

East countries are emerging markets of yachts.  They are the right places for launching new products.   For our marketing strategy, new products are used for capturing the new market share and increasing the existing market share.

For yacht marketing activities, the size of exhibitions reveals the tremendous potential in the Asian markets.  The yacht exhibition Singapore is the largest one in Asia.   Only 11 yachts participated in the yacht exhibition Singapore 2011. Favorably, approximate 100 exhibitors joined the same in 2019, more than 80 yachts participated and attracted over 16,000 people entered into it.  The number of yachts participated in this exhibition approximately 8 times increased from the one in 2011.  This reflects high growth rate in the Asian yacht markets.

There are different needs from different Asian yacht markets.  The high-GDP groups in Hong Kong and PRC become the potential growth markets for yacht industry.   However, there is great divergence among the Asian and Western customers regarding the yacht specifications.   Asian markets focus on the size instead of the number of functional areas of yachts.  It is because they normally cruise with short-distance in day time but not long-distance at night.   Therefore, there are a lot of works to be accomplished for developing the markets.  Catamarans are popular in the Asian countries because they provide more spacious areas with stable navigation.  They are also able to access to the shallow water for more fun.

In the research “Global Electric Boats, Small Submarines and Autonomous Underwater Vehicles (AUV) 2015-2024 – Forecasts, Players, Opportunities” from an international market research company, Research and Markets, it shows that the market of marine electric vehicles will rapidly grow due to the new capability, affordability and legislation banning or restricting internal combustion engines.  The electric water craft will increase from $2.6 billion in 2013 to $7.3 billion in 2024 (quote from Research and Markets).  It is approximate RMB 45.31 billion.  The prospect in the electric boats is optimistic.

Related Laws and Regulations of Ships in Taiwan

Since the lifting of the Taiwan Maritime Ban, Taiwan’s government has actively promoted water leisure activities. The Ministry of Communications revised "The Law of Ships" and added a special chapter for yachts (Chapter 7 of the Law of Ships), which was announced and implemented on December 8, 1999.

On this basis, the Ministry of Communications issued the "Yacht Management Rules" on August 20, 2001. From then on, Taiwanese residents can purchase and use yachts for water recreation activities, and Taiwan officially entered the first year of water recreation.

The Port and Port Bureau of the Ministry of Communications announced on March 25th, 2002, the Ship and Ocean Industries R&D Center was to become a yacht verification agency. The ship center provides RINA-Italian ship certification services, CE certification services, MCA business yacht certification services and other certification services.

In accordance with the Law of Ships promulgated by the Ministry of Transportation and Communications in Taiwan, yachts need to implement a battery endurance test for electric boat.  This standard of the test has been covered in our R&D procedures.  We are confident that our electric boats can pass this test.

The background of China's yacht industry

Yacht Manufacturing

According to the statistics in the "China Yacht Industry Development Summary Report" of Shanghai Shipbuilding Industry Association and China Shipbuilding Industry Association Boat Branch, China’s yacht industry started in the 1950s and experienced a slow development process for decades. The initial development of the yacht industry did not appear until the beginning of this century. Based on the development and construction of leisure (or household) yachts, the development of China's yacht industry is divided into the following four stages:

The first stage, the introduction of FRP technology, digestion, and absorption stage (late 1950s-60s)

The second stage is the stage of laying the technical foundation for OEM export of OEM processing (in the early 1980s-90s of the 20th century)

The third stage is the development stage of yacht manufacturing driven by market demand at home and abroad (from the late 1990s to 2008)

The fourth stage, the possible rise of opportunities caused by the financial turmoil (from 2008 to the present)

As of 2010, there were more than 370 yacht manufacturing companies in Mainland China, and more than 30 companies with an output value of more than 10 million yuan. These companies are mainly concentrated in Shenzhen, Shanghai, Qingdao, Tianjin, Xiamen, Zhuhai and other cities.

In 2017, Taiwan's export volume of mega yachts ranked first in Asia and fifth in the world. Exported 120 mega yachts with a total value of 200 million U.S. dollars. Taiwan has firmly established itself as a leader in the production of mega yachts in Asia. Because of this, many Chinese yacht manufacturers use Taiwan’s managers and designs.

According to the China's Yacht Industry Report 2016-2021 (DUBLIN, April 06, 2017 /PRNewswire), manufacturing costs of yachts is 20% to 30% lower in China than that in Europe or North American countries. The yacht market is expected to remain an annual growth rate of over 10% because of the increasing high-income earners and yacht registration policies in China in the next few years.

Yacht Sale

According to the statistics of the article "The current situation of China's yacht industry in 2019, changes in consumption concepts, and the prospects for yacht consumption" by Huajing Information Network (huaon.com), with the rapid economic development and the improvement of living standards, some coastal cities in China already have the economic conditions to consume yachts. As such, the development of the yacht industry is entering a golden age. In 2018, China’s yacht production reached 2010, of which the luxury yacht market sales were approximately RMB 5.11 billion, accounting for 44.6% of the entire yacht industry, with an average annual growth rate of more than 30%. In 2018, the total number of Chinese yachts reached 22,060, and it is estimated that by 2025, the total number of Chinese yachts will reach 163,510. According to customs data, China’s yacht exports in 2017 were US$258 million, an increase of 24.1%, and imports also increased by 24.1% year-on-year to US$218 million. In 2018, the import volume of Chinese yachts fell by 47% compared with the previous year, but the value of imports increased by 47% compared with the previous year. The unit price of imported yachts reached a record high, reaching 75,300 US dollars per yacht.

Marina and Yacht Club

In terms of yacht marinas and clubs, the yacht industry is highly emphasized by many local governments as an emerging industry and that they have high hopes for and regard its development as a benchmark for urban success. According to CCYIA statistics, China currently has 149 yacht clubs, 93 of which are registered with the National Maritime Safety Department. There are 12,000 berths and 2,700 open-air berths on the land.

Other advantages for the development of the yacht industry

China has a total of 11,184 miles of coastline, 6,530 islands, 8,700 miles of island coastline, and many rivers and lakes. This provides vast natural resources for yacht development, and because southern China is not affected much by the seasonal climate, visitors are able to enjoy the unique geographical conditions the coast has to offer.

Related Laws and Regulations of Ships in China

In addition to the detailed requirements for the construction of traditional yachts, the "Rules for Construction and Classification of Yachts 2020" adds new specifications for the company’s electric yachts under development. Among them, the battery compartment is required to meet the fire protection requirements. This was taken into consideration from the start of the design process, and so the Company yacht meets this specification.

Article 17 of the "Foreign Investment Law of the People's Republic of China" stipulates that "foreign-invested enterprises may raise funds through public issuance of stocks, corporate bonds and other securities and other methods in accordance with the law." Therefore, companies in China will be provided abundant financing channels. Article 10 stipulates that “the state does not impose expropriation on the investment of foreign investors”, which clarifies that the assets invested by companies in China are protected by law.

According to the "Provisions on Yacht Safety Management", yachts that have obtained a certificate in accordance with the yacht inspection regulations can sail freely; the requirements for yacht operators are not very strict. Yacht operators do not need to be professional crew members and do not need to follow the "Crew Regulations" For registration management, only the operating certificate is required. Yacht operators are different from operating ships in terms of training and examination subjects. In particular, they do not need to master the requirements of cargo stowage, etc. Such regulations are conducive to ordinary people driving yachts.

Competition

We face strong competition from well-established companies and small independent companies. We will be at a competitive disadvantage in obtaining the facilities, employees, financing, and other resources required to provide our services and products to customers. Our opportunity to obtain customers may be limited by our financial resources and other assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS BUSINESS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief, or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made. Our financial statements have been prepared assuming that we will continue as a going concern. To evaluate this assumption, the section below with the title of “GOING CONCERN” should be reviewed carefully. Based on the assumption stated above, we have not included adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary if we are not able to continue in operation.

Our business has been impacted by the COVID-19 pandemic with the authority’s implementation of various preventive measures including, but not limited to, travel bans and restrictions, mandatory quarantine requirements, limited business activities and operations, and shelter-in-place orders.   These measures have led to, and are continuing to lead to, business slowdowns or shutdowns worldwide.   The global economy and financial markets have been adversely influenced as well.   Considering the features of our business in the tourism and recreation industries, the COVID-19 pandemic has caused a reduction in the demand for recreational trips and activities.   Our business has been experiencing the downturn with the COVID-19 pandemic.  It is expected that our business will be resumed, at least, after the abolition of the travel restrictions and mandatory quarantine requirements.

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recovery ability and realization of assets and classification of liabilities that may be necessary should we be unable to continue our operations.

Comparison of Result of Operations for the Three and Six Months Ended June 30, 2022 and 2021

We generated net revenue of $10,810 and $65,963 for the three months ended June 30, 2022 and 2021, respectively. We generated net revenue of $11,868 and $68,974 for the six months ended June 30, 2022 and 2021, respectively. The decrease in net revenues was primarily because the revenue deriving from consulting services rendered on sales and marketing of yachts decreased.

The cost of revenue incurred were $8,940 and $239,587 for the three months ended June 30, 2022 and 2021, respectively. The cost of revenue incurred were $9,890 and $239,587 for the six months ended June 30, 2022 and 2021, respectively.

The gross profits (loss) were $1,870 and $(173,624) for the three months ended June 30, 2022 and 2021, respectively. The gross profits (loss) were $1,978 and $(170,613) for the six months ended June 30, 2022 and 2021, respectively.

The general and administrative expenses incurred were $331,816 and $215,647 for the three months ended June 30, 2022 and 2021, respectively. The general and administrative expenses incurred were $564,371 and $442,087 for the six months ended June 30, 2022 and 2021, respectively. The increase in general and administrative expenses was primarily attributable to an increase in staff salary and rents.

Other income (expense) was $8,214 and $(531,465) for the three months ended June 30, 2022 and 2021, respectively. Other income (expense) was $54,257 and $(1,205,343) for the six months ended June 30, 2022 and 2021, respectively. Other income (expense) comprises of investment gain (loss), loss on loan settlement, interest expense, interest income and others. Investment gain (loss) was $60,336 and $(32,486) for the six months ended June 30, 2022 and 2021, respectively. The investment gain (loss) in the six months ended June 30, 2022 and 2021 was primarily due to the investment gain (loss) in long-term investment. Loss on loan settlement was $0 and $509,177 for the three months ended June 30, 2022 and 2021, respectively. Loss on loan settlement was $2,000 and $1,170,309 for the six months ended June 30, 2022 and 2021, respectively.

The net losses were $321,732 and $920,736 for the three months ended June 30, 2022 and 2021, respectively. The net losses were $508,145 and $1,818,043 for the six months ended June 30, 2022 and 2021, respectively. The main reason for the decreased losses was the decrease in loss on loan settlement.

LIQUIDITY AND GOING CONCERN

We had $91,274 cash and cash equivalents and working capital deficit of $958,081 as of June 30, 2022 and net loss of $508,145 during the six months ended June 30, 2022. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

Cash Flows from Operating Activities

The net cash provided by (used in) operating activities were $150,028 and $(868,113) for the six months ended June 30, 2022 and 2021, respectively. For the six months ended June 30, 2022, the most affected the net cash provided by operating activities were the deferred revenue $1,019,033 and accounts payable $624,938, offset by the inventory of $1,129,957. For six months ended June 30, 2021, the most affected the net cash used in operating activities were the net loss $1,818,043, offset by the loss on loan settlement $1,170,309.

Cash Flows from Investing Activities

The net cash provided by (used in) investing activities were $57,422 and $(183,659) for the six months ended June 30, 2022 and 2021, respectively. The change is primarily due to the investment and disposal of Ocean Way for the six months ended June 30, 2022.

Cash Flows from Financing Activities

The net cash used in (provided by) financing activities were $(217,056) for the six months ended June 30, 2022 and $693,053 for the six months ended March 31, 2021. For the six months ended June 30, 2022, the cash used in financing activities were repayment of related party $267,056 and the cash generated from financing activities included proceeds from loans $50,000. For the six months ended June 30, 2021, the cash generated from financing activities included proceeds from loans $927,087 and the cash used in financing activities were repayment to related parties $234,034.

Going Concern

The unaudited condensed consolidated financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

For the six months ended June 30, 2022, we have not established a recurring source of revenue to sufficiently cover its operating costs in the next twelve months. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement business and expansion plans. These consolidated financial statements do not include any adjustments to the recover ability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our management believes that the current actions to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern. There are no assurances that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

Comparison of Result of Operations for the Years Ended December 31, 2021 and 2020

We generated net revenues of $244,191 and $243,508 for years ended December 31, 2021 and 2020, respectively.  The increase in net revenues was primarily because the revenue deriving from consulting services rendered on sales and marketing of yachts increased.

The cost of revenue incurred were $366,852 and $3,913 for years ended December 31, 2021 and 2020, respectively.

The gross profits were $(122,661) and $239,595 for the years ended December 31, 2021 and 2020, respectively. The falling gross profit in 2021 was essentially caused by the COVID- 19 pandemic, which unfavorably influenced our consulting service fee on sales and marketing of yachts.

The general and administrative expenses incurred were $1,263,691 and $1,261,761 for years ended December 31, 2021 and 2020, respectively. General and administrative expenses were basically the business expenses and corporate overhead.

Impairment loss was $87,414 and $0 for year ended December 31, 2021 and 2020, respectively. The impairment loss in 2021 was primarily due to the impairment loss on goodwill.

Other income was $176,189 and $35,909 for year ended December 31, 2021 and 2020, respectively. The increase in other income was primarily because the increase in subsidy income.

The net loss was $2,662,829 and $987,524 for the years ended December 31, 2021 and 2020, respectively. The main reason for the increased loss was the $1,340,664 loss on loan settlement for the year ended December 31, 2021.

LIQUIDITY AND GOING CONCERN

The Company has suffered from net loss of $2,662,829 during the year ended December 31, 2021. Also, at December 31, 2021, the Company has incurred the accumulated deficit of $3,865,450 and working capital deficit of $499,399. As of December 31, 2021, the Company had approximately $80,306 of cash and cash equivalents. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

Cash Flows from Operating Activities

The net cash used in operating activities were $(967,216) and $(1,343,316) for the years ended December 31, 2021 and 2020, respectively. For year ended December 31, 2021, the most affected the net cash used in operating activities were the net loss $2,662,829 offset by the loss on loan settlement of $1,340,664 and increase in receipt in advance $204,442. For the year ended December 31, 2020, the cash used in operating activities for year ended December 31, 2020 mostly were changes in deposits and prepayments $77,213, other receivable $30,362, accrued liabilities and other payable $235,871, deferred revenue $36,841 and income tax payable $6,388.

Cash Flows from Investing Activities

The net cash used in investing activities were $350,297 and $2,921 for the years ended December 31, 2021 and 2020, respectively. The change is primarily attributable to an increase in cash used in acquisition of subsidiary and purchase of property, plant and equipment for the year ended December 31, 2021.

Cash Flows from Financing Activities

The net cash provided by financing activities were $920,901 for the years ended December 31, 2021 and $1,302,101 for the year ended December 31, 2020. The net cash provided for these two periods was mostly attributed from the cash proceeds from loans and issuance of common stocks.  For the year ended December 31, 2021, the cash used in financing activities were repayment of related party $161,053 and the cash generated from financing activities included proceeds from loans $1,081,954. For the year ended December 31, 2020, the cash used in financing activities were repayment to related parties $93,715 and repayment of lease liability $7,032 and the cash generated from financing activities included proceed from issuance of common stock $1,308,316 and proceeds from promissory note $87,500, which was the COVID- 19 economic injury disaster loan and offered by The U.S. Small Business Administration.

 Going Concern

The independent auditors' report accompanying our financial statements contain a note expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

For the year ended December 31, 2021, we have not established a recurring source of revenue to sufficiently cover its operating costs in the next twelve months. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement business and expansion plans. These consolidated financial statements do not include any adjustments to the recover ability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our management believes that the current actions to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.  There are no assurances that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

PLAN OF OPERATIONS AND FUNDING

We expect that our working capital requirement will continue to be funded through a combination of our existing funds and further issuance of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Existing working capital, further advances and debt instruments, and anticipated cash flows are expected to be adequate to fund our operations through the next six months to nine months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with business and (ii) marketing expenses(ⅲ) development and commercialization of all-electric boat business. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long- term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders.  Further, such securities might have rights, preferences  or  privileges  senior  to  our  common  stock.  Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our business operations.

MATERIAL COMMITMENTS

As of the date of this, we do not have any material commitments.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the consolidated financial statements and the accompanying notes.

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Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

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Risks and Uncertainties

(1)

The Company’s auditors have issued a going concern opinion. This means that there is substantial doubt that the Company can continue as an ongoing business for the next twelve months if the Company does not generate more revenues or obtain more funds for its business operations. There is no assurance that the Company can generate more revenues or obtain more investments.  The Company has been funded by the major shareholder to continue business operations which is the most major factor to keep the company operates, until other investments can be received by the Company.

(2)

The Company faces strong competition from well-established companies and small independent companies. The Company will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide its services and products to customers. The Company’s opportunity to obtain customers may be limited by its financial resources and other assets.

(3)

The Company relies on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. Also, due to the nature of its business, the Company may be subject to liability claims arising out of accidents or disasters causing injury to its customers, including claims for serious personal injury or death. There can be no assurance that the Company will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect its business, financial condition and results of operations.

(4)

The Company has a trademark in China and will continue the process of applying trademarks in Taiwan and US.  There is no assurance that the trademark registration can be obtained timely.

(5)

The Company is unable to afford establishing an audit committee due to limited operations and lack of revenue.

(6)

As a Nevada corporation, the Company plans to be able to carry out business in the United States eventually. However, currently we don’t have any substantial asset in the U.S. and we may not be able to own any substantial asset in the near future. Lack of substantial assets will make it difficult for us to launch business operations and cause delay to the execution of our business plans in the U.S.

(7)

The Company has not used a private placement memorandum, a registered stock offering or any other type of formal disclosure connected with prior sales of securities.  Therefore, there is risk that investors might seek to reverse prior purchase transactions and ask for a return of their money.

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Basis of consolidation

The consolidated financial statements include the financial statements of VIVC and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

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Cash and cash equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

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Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of June 30, 2022 and December 31, 2021, there was no allowance for doubtful accounts.

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Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Service yacht	10 years
Motor vehicle	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

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Revenue recognition

In accordance with ASC Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenues when goods or services are transferred to customers in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. In determining when and how revenues are recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations, and (v) recognition of revenues when (or as) the Company satisfies each performance obligation. The Company derives revenues from the processing, distribution, and sale of its products.

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Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components, and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of stockholders’ equity (deficit), consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

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Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

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Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in PRC and Hong Kong maintain their books and record in their local currency, Renminbi (“RMB”) and Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets, and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity (deficit).

Translation of amounts from RMB and HK$ into US$ has been made at the following exchange rates for the periods ended June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Period/year-end RMB:US$ exchange rate	6.6977	6.3588
Period/annual average RMB:US$ exchange rate	6.4787	6.4499
Period/year-end HK$:US$ exchange rate	7.8467	7.7971
Period/annual average HK$:US$ exchange rate	7.8257	7.7723
Period/year-end TWD:US$ exchange rate	29.7404	27.6879
Period/annual average TWD:US$ exchange rate	28.7168	27.9194

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Lease

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g., land, building, etc.), non-lease components (e.g., common area maintenance, consumables, etc.), and non-components (e.g., property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

The Company made the policy election to not separate lease and non-lease components. Each lease component and the related non-lease components are accounted for together as a single component.

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Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

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Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

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Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

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Concentrations and credit risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents, including amounts held in money market accounts. The Company places cash deposits with a federally insured financial institution. The Company maintains its cash at banks and financial institutions it considers to be of high credit quality; however, the Company’s domestic cash deposits may at times exceed the Federal Deposit Insurance Corporation’s insured limit. Balances in excess of federally insured limitations may not be insured. The Company has not experienced losses on these accounts, and management believes that the Company is not exposed to significant risks on such accounts.

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Fair value of financial instruments

The carrying value of the Company’s financial instruments (excluding short-term bank borrowing and note payable): cash and cash equivalents, accounts receivable, prepayments and other receivables, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and

●

Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

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Recent accounting pronouncements

In April 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” (“ASU 2019-04”) which clarifies treatment of certain credit losses. In May 2019, the FASB issued ASU No. 2019-05, “Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief” (“ASU 2019-05”) which provides an option to irrevocably elect to measure certain individual financial assets at fair value instead of amortized cost. In November 2019, the FASB issued ASU No. 2019- 11, “Codification Improvements to Topic 326, Financial Instruments - Credit Losses” (“ASU 2019- 11”), which provides guidance around how to report expected recoveries. In February 2020, the Financial Accounting Standards Board issued ASU No. 2020-02, “Financial Instruments - Credit Losses” (Topic 326) (“ASU 2020-02”) which provides updated guidance on how an entity should measure credit losses on financial instruments and delayed the effective date of the original pronouncement for smaller reporting companies. ASU 2016- 13, ASU 2018- 19, ASU 2019-04, ASU 2019-05, ASU 2019- 11 and ASU 2020-02 (collectively, “ASC 326”) are effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The adoption of ASC 326 did not have a material impact on the Company’s recognition of financial instruments within the scope of the standard.

In December 2019, the FASB issued ASU No 2019- 12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019- 12”).  ASU  2019- 12 removes certain exceptions to the general principles in Topic 740 in Generally Accepted Accounting Principles. ASU 2019- 12 is effective for public entities for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not expect ASU 2019- 12 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

In March 2020, the FASB issued ASU 2020-03, “Codification Improvements to Financial Instruments” (“ASU 2020-03”).   ASU 2020-03 improves and clarifies various financial instruments topics. ASU 2020-03 includes seven different issues that describe the areas of improvement and the related amendments to GAAP, intended to make the standards easier to understand and apply by eliminating inconsistencies and providing clarifications. The Company adopted ASU 2020-03 upon issuance, which did not have a material effect on the Company’s current financial position, results of operations or financial statement disclosures. In March 2020, the FASB issued ASU No 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides temporary optional expedients and exceptions to the US GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. ASU 2020-04 is effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022.  The Company does not expect

ASU  2020-04 to have a material effect on the Company’s current financial position, results of operations or financial statement disclosures.

The Company has reviewed all the recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may  cause  material impacts on its financial conditions or the results of its operations.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

Director Liability

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under Nevada law. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Nevada law:

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for any breach of the director’s duty of loyalty to we or its stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•

for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If Nevada law is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by Nevada law, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the Nevada law requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Nevada law. Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Listing

Our common stock is listed for quotation on the The OTCQB® Venture Market board at OTC Markets under the symbol “VIVC”

MANAGEMENT

Executive officers and directors of the company

Shang-Chiai Kung, Chief Executive Officer, President, Chairman of the board, age 82. He was the founder and director of Kha Shing Enterprise Company Ltd. from 1977 to 1997.  He was also the founder and director of Horizon Yacht Co., Ltd. from 1987 to 1997.  He was the Consultant of Jian Yu Materials Industry Co., Ltd. from 2011 to Aug 2020.   He was the legal representative of Jiexing Agriculture Technology Co. Ltd. since April 2013 to 2020.  He was the Consultant of Jie Xin Investment Co., Ltd from June 2018 to August 2020.

Kun-Teng Liao, Secretary and Board Director, 54 years’ old, is a resident of Taiwan.  He received an MBA degree from Seton Hall University, New Jersey, US, in 2013. From 2006 to 2016, he was the chairman of EcallBuy Trading Company Limited.  He is Executive Director and General Manager of the subsidiary company, Guangzhou Hysoul Yacht Company Ltd. since May, 2019.  He is also Executive Director and General Manager of subsidiary, Zhejiang Jiaxu Yacht Company Ltd. since July 2021.

Yu-Han Chen, Board Director, 55 years’ old, is a resident of US.  He received a bachelor degree from Pepperdine University, California, US, in 1987. He was an Executive Director of Norseman International Co., from 2004 till 2021.  He is General Manager in Product Design and Development of the subsidiary company, Vivic Guangdong Corporation Limited. since May, 2021 till now.

The term for each executive officer and director is one year and can be renewed, unless they resign or are forced to leave due to special circumstance. The current officers and directors provide free services and there is no employment agreement.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

After the change of management in December 2018, we have not paid any monetary compensation to our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 15 2022 regarding the ownership of our common stock by each shareholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned.

Officers/Directors	Address	No. of Shares	Percentage
Kun-Teng Liao (Secretary and Board Director)	No.15 Chen Yu Rd., Changhua, Taiwan 50020	24,000	0.09%
	Officers and Directors as Total	24,000	0.09%

5% and above shareholder
Cheng-Lung Soong	10F, No. 59, Ln. 112, Jihu Rd., Zhongshan Dist. Taipei, Taiwan	2,039,000	7.98%
Go Right Holdings Ltd.	No. 7, Aly 1, Ln. 143, Sec. 2, Lin-An Rd., N. Dist. Tainan, Taiwan	5,624,800	22.02%
Yun-Kuang Kung	No. 12- 1, Xiaoximen, Neighborhood, 14m, Zhusha Village, Jincheng Township, Kinmen, Fuchien, Taiwan	3,221,886	12.61%
Liu-Shiang Kung Hwang	No. 7, Aly 1, Ln. 143, Sec. 2, Lin-An Rd., N. Dist. Tainan, Taiwan	1,875,562	7.34%
Kun-Horng Tsai	3F, No. 66, Ln. 133, Dongfeng Rd., N. Dist. Tainan, Taiwan	1,784,000	6.98%
Huilan Chen	1091 Rising Moon Trail, Snellville, GA. 30078	1,589,686	6.22%
Miao-Chuan Ho	No. 22, Ln. 480 Wenxian Rd., N. Dist. Tainan, Taiwan	1,455,000	5.70%
	5% and above shareholder as Total	17,589,934	68.85%

 (1) The percentages below are based on 25,546,810 shares of our common stock issued and outstanding as of June 30, 2022.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors recognizes that transactions with related parties can present potential or actual conflicts of interest and may raise questions as to whether those transactions are consistent with our best interests and the best interests of our stockholders. Therefore, our board of directors has adopted a written policy on transactions with any related party, which is defined as any director, executive officer, nominee for director, any beneficial owner of more than 5% of any class of our capital stock, and any of their immediate family members.

Under the policy, a related party must promptly disclose to our chief legal officer, general counsel, deputy general counsel or other person designated by the audit committee of the board of directors (i) any transaction in which we were, are or will be a participant and that related party had, has or will have a direct or indirect interest and (ii) all material facts with respect thereto. Our chief legal officer, general counsel, deputy chief legal officer or other person designated by the audit committee of the board of directors will make an initial assessment as to whether the transaction constitutes a related party transaction that would be reportable by us pursuant to Item 404(a) of Regulation S-K, in which case the transaction would require approval by either a majority of the members of our board of directors or all of the members of our audit committee.

Since we do not currently have an Audit Committee, a proposal of action is prepared to the Board of Director for approval. It shows the purpose of action, ultimate beneficiary, controlling ownership, direct and indirect interest, and related documents such as an independent third-party report (if it is appropriate) for the Board’s assessment.

Our related party transactions for the years ended December 31, 2021 and 2020

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued  support by officers, directors, or  shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

The Company received $0 and $193,000 consultancy service income from Everest Capital Corporation, its related party during the year ended December 31, 2021 and 2020, respectively.

The Company paid $9,000 and $96,000 consulting fee to Honetech Inc., its controlling shareholder during the years ended December 31, 2021 and 2020, respectively.

The Company paid $0 and $60,000 consulting fee to Continental Development Corporation., its related party during the years ended December 31, 2021 and 2020, respectively.

The Company paid $180,000 and $410,500 consulting fee to Go Right Holdings Limited., its related party during the years ended December 31, 2021 and 2020, respectively.

The Company paid $154,804 and $111,377 salaries to certain shareholders during the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021 and 2020, the Company had $0 and $114,999 related parties receivable balance included in deposits and prepayments.

Apart  from  the  transactions  and  balances  detailed  elsewhere  in  these  accompanying  consolidated  financial  statements,  the Company has no other significant or material related party transactions during the periods presented.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

DESCRIPTION OF CAPITAL STOCK

In General

Our authorized capital stock of 75,000,000 shares.  As of August 26, 2017, there were 4,500,000 shares of our common stock issued and outstanding that were held by 2 stockholders of record, and no shares of preferred stock issued and outstanding.

Common stock, $0.001 par value; 70,000,000 shares authorized.

Preferred stock, $0.001 par value; 5,000,000 shares authorized.

For the year ended April 30, 2018, the Company issued 3,360,000 (post-forward split) shares of its common stock at $0.03 per share for total proceeds of $25,200.

For the year ended April 30, 2019, the Company issued 96,024,000 (post-forward split) shares of its common stock at $0.001 per share for total proceeds of $24,006.

For the period ended December 31, 2019, the Company cancelled 85,020,800 (post-forward split) shares of its common stock.

On November 2, 2019, the Company approved an amendment to its Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of November 19, 2019, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock.

On January 15, 2020, the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of January 20, 2020, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock. This amendment supersedes the amendment filed on November 2, 2019 regarding the same Four for One (4:1) forward split.

On January 20, 2020, after Four for One (4:1) forward split, there were 32,363,200 shares of our common stock and 832,200 shares of preferred stock issued and outstanding that were held by 65 shareholders.

On March 28, 2020, the Company approved a transfer for 16,431,298 shares.

On June 29, 2020, the Company cancelled 19,512,441 shares of its common stock.

On July 10, 2020, the Company issued 13,083,162 shares of its common stock at $0.1 per share for total proceeds of $1,308,316.20

On August 12, 2020, the Company cancelled 1,463,755 shares of its common stock and approved a transfer for 5,032,673 of its common stock.

Since the Company expanded the business operations to include new types of marine tourism after the change of management in December 2018, the revenue and profit had not been as expected. These responsibilities of the losses were borne by the board of directors at that time, and these directors (major shareholders) were also willing to cancel their stock for capital reduction, in order to free up more shares to new investors.  The board of directors was also reorganized, with most of the directors resigning. Most of the current shareholders are investors who recapitalized in the Company in July 2020. Existing shareholders will not plan to cancel their shares in the near future.

The number of authorized shares and par value remain unchanged.  All share and per share information in this consolidated financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

As of September 30, 2020 (unaudited), December 31, 2019, April 30, 2019 and 2018, the Company had a total of 24,470,166, 32,363,200 (post-forward split), 21,360,000 (post-forward split) and 21,360,000 (post-forward) split shares of its common stock issued and outstanding, respectively.

Preferred stock, $0.001 par value; 5,000,000 shares authorized; 832,000 shares issued and outstanding as of April 30, 2019 and no change in preferred stock thereafter.

On March 5, 2021,  the company issued 468,888 shares to convert debt in the amount of $464,199.12 (RMB3,000,000)

On April 23, 2021,  the company issued 462,888 shares to convert debt in the amount of $462,888.00 (RMB3,006,110.74)

On August 3, 2021, the Company issued 154,868 shares of common stock to settle a debt in the amount of $154,868 (equivalent to RMB1,000,548), at an agreed conversion price of $1.0 per share.

The market price is a fair price to record the value of stocks in the transaction. Due to the significant difference between the market prices and conversion prices, a loss of $1,340,664 on the loan settlement has been recognized.

On February 15, 2022, the Company issued 50,000 shares of common stock to settle a debt in the amount of $50,000, at an agreed conversion price of $1.0 per share. A loss of $2,000 on the loan settlement has been recognized in the six months ended June 30, 2022.

On March 22, 2022, the Company cancelled 60,000 shares of common stock previously issued to its former CFO due to termination of employment.

As of June 30, 2022 and December 31, 2021, the Company had a total of 25,546,810 and 25,556,810 shares of its common stock issued and outstanding, respectively.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.001 per share, covering up to an aggregate of 5,000,000 shares of preferred stock. The holders of Series A Preferred Stock shall have the right to convert Common Stock at the conversion rate of Ten (10) shares of Common Stock for each share of Series A Preferred Stock and shall have voting rights equal to 50 votes per share of Series A Preferred Stock. The holders of Series A Preferred Stock shall be entitled to the dividend equal to the aggregate dividends for Ten (10) shares of common stock for every one share of Series A Preferred Stock.

Upon any "Liquidating Transaction" (hereinafter defined), the holders of the Series A Preferred Stock shall be entitled to participate in the distribution of assets of the Corporation to the holders of its Common Stock, whether such assets are from capital, surplus or earnings in an amount up to the value of the Series A Preferred Stock at the time of the liquidation.

After payment of the full amount on the liquidating distributions to which each holder of the Series A Preferred Stock is entitled, the holder of the Series A Preferred Stock shall have no light or claim to any of the remaining assets of the Corporation.

For purposes of this Certificate of Designation, a "Liquidating Transaction" of the Corporation shall mean a (i) voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) the sale, transfer, conveyance, other disposal, exclusive lease, exclusive license or other disposition of all or substantially all of the assets, property or business of the Corporation, (iii) the effectuation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally), (iv) a transaction or series of transactions in which any person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty (50%) percent of the voting equity of the Corporation or (v) a transaction or series of transactions that constitutes or results in a "going private transaction" (as defined in Rule 13(e)-3 promulgated pursuant to the Securities Exchange Act of 1934 and the regulations of the Commission issued thereunder)

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.

Stockholder action by written consent. Our bylaws provide that no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be affected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be affected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors. This provision, which may not be amended except by the affirmative vote of holders of at least 50% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws. Under Nevada law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws at any regular or special meeting of our board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Amendment of the bylaws. Under Nevada law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws at any regular or special meeting of our board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend, or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

SHARES ELIGIBLE FOR FUTURE SALE

A total of 10,000,000 shares of common stock, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

TAXATION

The Company has operations in various countries and is subject to tax in the jurisdictions in which it operates, as follows.

United States Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of the ordinary shares by a U.S. Holder (as defined below) that acquires in this offering and holds the securities as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any election to apply Section 1400Z-2 of the Code to gains recognized with respect to sales or other dispositions of the ordinary shares, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of the ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

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banks and other financial institutions;

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insurance companies;

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pension plans;

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cooperatives;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to use a mark-to-market method of accounting;

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certain former U.S. citizens or long-term residents;

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tax-exempt entities (including private foundations);

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persons liable for alternative minimum tax;

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holders who acquire the ordinary shares pursuant to any employee share option or otherwise as compensation;

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investors that will hold the ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes;

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investors that have a functional currency other than the U.S. dollar;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account in an applicable financial statement;

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persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock; or

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partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ordinary shares that is, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

"

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ordinary shares.

At present, VIVIC has reinvested into Taiwan, China, and Hong Kong, but the corporate income taxes are all different in each region. If the subsidiaries in these three regions make profits and the board of directors agrees to distribute dividends, they must deduct 10% capital gains tax before remitting back to the parent company. The funds returned to the parent company are the real investment income. However, because The United States has tax treaties with China and Hong Kong, those taxes are paid by subsidiaries in these two regions. These can be deducted from the income tax payable of the parent company in the United States.  In contrast, Taiwan and the United States have not signed any tax treaties . VIVIC TW is a branch office, not a subsidiary, so all income and expenses of the Taiwan branch have to be merged with the US parent company’s income and expenses. In other words, there is no tax impact.

Therefore, from the investor’s point of view, when considering the impact of the tax burden, you only need to consider the federal and state tax rates in the United States based on the consolidated statement of the head office.

The following is a summary of taxation policies in Taiwan, Hong Kong and  China.

Taiwan

The following is a general summary of the principal Taiwan tax consequences of the ownership and disposition of our common shares by and to a non-resident individual or non-resident entity holder (referred to herein as a “Non-Taiwan Holder”). As used in the preceding sentence, a “non-resident individual” is a foreign national who owns our ordinary shares and is not physically present in Taiwan for 183 days or more during any calendar year, and a “non-resident entity” is a corporation or a non-corporate body that owns our ordinary shares and is organized under the laws of a jurisdiction other than Taiwan.

Holders should consult their tax advisors concerning the Taiwan tax consequences of holding our ordinary shares and the laws of any relevant taxing jurisdiction to which they are subject.

Capital gains from the sale or disposal of our ordinary shares

Sale or disposal of our ordinary shares is not regarded as the sale of Taiwan securities; thus, any gains generated therefrom by Non-Taiwan Holders are not subject to Taiwan income tax.

Securities Transaction Tax

Sale of our ordinary shares by Non-Taiwan Holders is not subject to Taiwan securities transaction tax.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.  The operations in Hong Kong incurred an operating loss and there is no provision for income tax for the three months ended December 31, 2021 and 2020.

The People’s Republic of China

According to the Enterprise Income Tax Law of the PRC (the “Income Tax Law”) and the Implementation Regulations of Enterprise Income Tax Law of the PRC, the enterprise income tax for both domestic and foreign-invested enterprises are unified at 25%.

According to the Income Tax Law, income such as dividends, rental, interest and royalty from the PRC derived by a non-resident enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement, unless the relevant income is specifically exempted from tax under the applicable income tax laws, regulations, notices and decisions which relate to foreign invested enterprises and their investors.

According to the Notice of the State Administration of Taxation of China on Issues Relating to the Administration of the Dividend Provision in Tax Treaties, the corporate recipients of dividends distributed by PRC enterprises must satisfy the direct ownership thresholds at all times during the twelve (12) consecutive months preceding the receipt of the dividends.

LEGAL MATTERS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, and for each of the two years ended December 31, 2021 and 2020 included in this prospectus have been so included in reliance on the report of  YCM CPA,Inc. and  HKCM CPA & Co respectively and each as an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of YCM CPA,Inc.  is located at 2400 Barranca Pkwy #300 Irvine, CA 92606, and the office of HKCM CPA & Co.  is located at15th Floor, Aubin House, 171-172 Gloucester Road, Wan Chai, Hong Kong.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street,

N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://sec.report that contains reports and other information regarding issuers that file electronically with the Commission.

FINANCIAL STATEMENTS

Our year end is December 31.  Our audited financial statements are provided to our stockholders on an annual basis.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follow:

Securities and Exchange Commission registration fee	$
Listing Fees	$
Transfer Agent Fees	$
Accounting fees and expenses	$
Legal fees and expenses	$
Total	$

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTOR AND OFFICER

Our bylaws provide that we will indemnify our director and officer to the fullest extent permitted by the Nevada  corporation laws.

There is no pending litigation or proceeding naming any our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

RECENT SALES OF UNREGISTERED SECURITIES

For the year ended April 30, 2018, the Company issued 3,360,000 (post-forward split) shares of its common stock at $0.03 per share for total proceeds of $25,200.

For the year ended April 30, 2019, the Company issued 96,024,000 (post-forward split) shares of its common stock at $0.001 per share for total proceeds of $24,006.

For the period ended December 31, 2019, the Company cancelled 85,020,800 (post-forward split) shares of its common stock.

On November 2, 2019, the Company approved an amendment to its Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of November 19, 2019, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock.

On January 15, 2020, the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Charter (the “Charter Amendment”). Pursuant to the Charter Amendment, the Company’s Charter was amended, effective as of January 20, 2020, to effectuate a Four for One (4:1) forward split of the Company’s shares of common stock. This amendment supersedes the amendment filed on November 2, 2019 regarding the same Four for One (4:1) forward split.

On January 20, 2020, after Four for One (4:1) forward split,  there were 32,363,200 shares of our common stock and 832,200 shares of preferred stock issued and outstanding that were held by 65 shareholders.

On March 28, 2020, the Company approved a transfer for 16,431,298 shares.

On June 29, 2020, the Company cancelled 19,512,441 shares of its common stock.

On July 10, 2020, the Company issued 13,083,162 shares of its common stock at $0.1 per share for total proceeds of $1,308,316.20

On August 12, 2020, the Company cancelled 1,463,755 shares of its common stock and approved a transfer for 5,032,673 of its common stock.

On March 5, 2021,  the company issued 468,888 shares to convert debt in the amount of $464,199.12 (RMB3,000,000)

On April 23, 2021,  the company issued 462,888 shares to convert debt in the amount of $462,888.00 (RMB3,006,110.74)

On August 3, 2021, the Company issued 154,868 shares of common stock to settle a debt in the amount of $154,868 (equivalent to RMB1,000,548), at an agreed conversion price of $1.0 per share.

The market price is a fair price to record the value of stocks in the transaction. Due to the significant difference between the market prices and conversion prices, a loss of $1,340,664 on the loan settlement has been recognized.

As of June 30, 2022 and December 31, 2021, the Company had a total of 25,546,810 and 25,556,810  shares of its common stock issued and outstanding, respectively.

Since the Company expanded the business operations to include new types of marine tourism and all-electric boat development after the change of management in December 2019, the revenue and profit had not been as expected. These responsibilities are borne by the board of directors at that time, and these directors (major shareholders) are also willing to cancel their stock for capital reduction, in order to free up more shares to issue to new investors.  The board of directors was also reorganized.  Most of the directors resigned. The current shareholders, most of them are investors who recapitalized in the Company in July 2020. Existing shareholders will not plan to cancel their shares in the future.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Articles of Incorporation and Amendments*
3.2	Bylaws*
5.1	Legal Opinion by Bernard & Yam, LLP
5.2	Legal Opinion by L&H(Wenzhou) Law Firm
10.1	Wenzhou Yangfushan Marina Leasing Contract*
10.2	Kha Shing TW- The Exclusive Dealership and Sales Agreement*
10.3	Everest Capital Corporation- the Consulting Agreement *
10.4	Honetech Inc. – the Consulting Agreement *
10.5	Continental Development Corporation – the Consulting Agreement*
10.6	Go Right Holdings Ltd. – the Consulting Agreement*
23.1 23.2	Auditor Consent Auditor Consent
107	Registration Fee Table

*Incorporated by reference to the Amendment No. 2 to the Form S-1 Registration Statement filed on February 17, 2021

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

 1.To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

 2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3.    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

 4.    That, for determining our liability under the Securities Act to any  purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;

(iv) and any other communication that is an offer in the offering made by us to the purchaser

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

 In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Vivic Corp
(Registrant)

Date:	September 1, 2022	By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President and Chief Executive, CFO, (Principal Accounting Officer) Officer, Chairman of the Board, Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Shang-Chiai Kung Shang-Chiai Kung	President and Chief Executive, CFO, (Principal Accounting Officer) Officer, Chairman of the Board, Director (Principal Executive Officer)	September 1, 2022
/s/ Yu-Han Chen Yu-Han Chen	Director,	September 1, 2022
/s/ Kun-Teng Liao Kun-Teng Liao	Director and Secretary	September 1,2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of VIVIC CORP.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of VIVIC CORP. and subsidiaries (collectively, the “Company”) as of December 31, 2021, and the related consolidated statement of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company records an accumulated deficit as of December 31, 2021, and the Company currently has net working capital deficit, continued net losses and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ YCM CPA, Inc.

We have served as the Company’s auditor since 2022.

PCAOB ID 6781

Irvine, California

May 16, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Stockholders and Board of Directors and of

VIVIC CORP.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vivic Corp. and Subsidiaries (the “Company”) as of December 31, 2020, the related consolidated statements of operations and comprehensive loss, cash flows and changes in shareholders’ equity for the year ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the consolidated financial statements, as of December 31, 2020, the Company has suffered from an accumulated deficit of $1,300,505. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ HKCM CPA & Co.

Certified Public Accountants

We have served as the Company's auditor since 2019.

Hong Kong, China

March 26, 2021

VIVIC CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$80,306	$504,179
Accounts receivable, net	928	-
Deposits and prepayments	105,011	77,213
Inventory	163,975	-
Other current assets	189,468	54,018

Total current assets	539,688	635,410

Non-current assets:
Long-term investment	61,191	-
Property, plant and equipment, net	92,357	246,275
Construction in process	185,667	-
Operating lease right-of-use assets	534,231	-
Other noncurrent assets	38,950	-

TOTAL ASSETS	$1,452,084	$881,685

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$19,265	$12,473
Accrued liabilities and other payables	203,847	70,377
Due to related parties	469,748	523,465
Deferred revenue	204,442	-
Operating lease liabilities-current	141,725	5,924
Income tax payable	-	29,675

Total current liabilities	1,039,027	641,914

Non-current liabilities:
Operating lease liabilities-noncurrent	422,948	4,261
Promissory note	87,500	87,500

TOTAL LIABILITIES	1,549,475	733,675

Commitments and contingencies

Shareholders’ (deficit) equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 832,000 shares issued and outstanding as of December 31, 2021 and 2020	832	832
Common stock, $0.001 par value; 70,000,000 shares authorized; 25,556,810 and 24,470,166 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	25,557	24,470

Additional paid-in capital	3,821,709	1,341,155
Accumulated other comprehensive income (loss)	10,347	(2,240)
Accumulated deficit	(3,865,450)	(1,300,505)

Total Vivic Corp. shareholders’ (deficit) equity	(7,005)	63,712
Non-controlling interest	(90,386)	84,298

Total shareholders (deficit) equity	(97,391)	148,010

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$1,452,084	$881,685

See accompanying notes to consolidated financial statements.

VIVIC CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2021	2020

REVENUE	$244,191	$243,508

Cost of revenue	(366,852)	(3,913)

Gross profit	(122,661)	239,595

Operating expenses:
General and administrative expenses	(1,263,691)	(1,261,761)

Total operating expenses	(1,263,691)	(1,261,761)

Loss from operations	(1,386,352)	(1,022, 166)

Other income (expense):
Impairment of goodwill	(87,414)	-
Interest income	280	98
Interest expense	(24,409)	(1,365)
Other income	176,189	35,909
Loss on loan settlement	(1,340,664)	-

Total other income (expense)	(1,276,018)	34,642

Loss before income taxes	(2,662,370)	(987,524)

Income taxes	(459)	-

NET LOSS	(2,662,829)	(987,524)

Net loss attributable to non-controlling interest	(97,884)	(31,807)
Net loss attributable to Vivic Corp.	$(2,564,945)	$(955,717)

Other comprehensive loss:
Foreign currency translation loss	12,587	(921)

COMRPEHENSIVE LOSS	$(2,552,358)	$(956,638)

Net loss per share – Basic and Diluted	$(0.10)	$(0.06)

Weighted average common shares outstanding
– Basic and Diluted	25,240,065	15,989,299

See accompanying notes to consolidated financial statements.

VIVIC CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

	For the Years Ended December 31, 2021 and 2020
		Equity attributable to VIVIC Corp. shareholders
	Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Noncontrolling interests	Total shareholders’ (deficit) equity
	Shares	Amount	Shares	Amount

Balance as of December 31, 2019	832,000	$832	32,363,200	$32,363	$24,946	$(1,319)	$(344,788)	$116,105	$(171,861)

Cancellation of shares	-	-	(20,976,196)	(20,976)	(20,976)	-	-	-	-
Proceeds from issuance of common stock	-	-	13,083,162	13,083	1,295,233	-	-	-	1,308,316
Foreign currency translation adjustment	-	-	-	-	-	(921)	-	-	(921)
Net loss	-	-	-	-	-	-	(955,717)	(31,807)	(987,524)

Balance as of December 31, 2020	832,000	$832	24,470,166	$24,470	$1,341,155	$(2,240)	$(1,300,505)	$84,298	$148,010

Shares issued for loan settlement	-	-	1,086,644	1,087	2,421,531	-	-	-	2,422,618
Shares issued for acquiring ownership of subsidiary	-	-	-	-	59,023	-	-	(76,800)	(17,777)
Foreign currency translation adjustment	-	-	-	-	-	12,587	-	-	12,587
Net loss	-	-	-	-	-	-	(2,564,945)	(97,884)	(2,662,829)

Balance as of December 31, 2021	832,000	$832	25,556,810	$25,557	$3,821,709	$10,347	$(3,865,450)	$(90,386)	$(97,391)

See accompanying notes to consolidated financial statements.

VIVIC CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(2,662,829)	$(987,524)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property, plant, and equipment	43,309	37,890
Amortization of right-of-use assets	69,575	-
Investment loss	60,605	-
Impairment of goodwill	87,414	-
Loss on loan settlement	1,340,664	-
Change in operating assets and liabilities:
Accounts receivable	(928)	-
Deposits and prepayments	(27,798)	(77,213)
Inventory	(163,975)	-
Other receivable	56,195	(30,362)
Other non-current assets	(108,526)	-
Deferred revenue	204,442	(36,841)
Accounts payable	6,792	25
Accrued liabilities and other payables	237,700	(235,871)
Lease liability	(80,182)	(7,032)
Income tax	(29,675)	(6,388)

Net cash used in operating activities	(967,216)	(1,343,316)

Cash flows from investing activities:
Investment in a subsidiary	(120,931)	-
Purchase of property, plant and equipment	(229,366)	(2,921)

Net cash used in investing activities	(350,297)	(2,921)

Cash flows from financing activities:
Repayment to related parties	(161,053)	(93,715)
Proceeds from loans	1,081,954	-
Proceeds from issuance of common stocks	-	1,308,316
Proceeds from promissory note	-	87,500

Net cash provided by financing activities	920,901	1,302,101

Effect on exchange rate change on cash and cash equivalents	(27,261)	(14,188)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(423,873)	(58,324)

BEGINNING OF PERIOD	504,179	562,503

END OF PERIOD	$80,306	$504,179

Supplemental Cash Flows Information:
Cash paid for interest	$825	$1,365
Cash paid for income tax	$459	$31,031

Supplemental ddisclosure of non-cash financing Activities:
Conversion of debts to common stock	2,422,619	-

See accompanying notes to consolidated financial statements.

NOTE－1

ORGANIZATION AND BUSINESS BACKGROUND

VIVIC CORP. (the "Company" or “VIVC”) is a corporation established under the corporation laws in the State of Nevada on February 16, 2017. Starting December 27, 2018, associated with the change of management, we expanded our business operations to include new types of marine tourism.  In addition, the Company started making efforts to enter into the businesses of constructing marinas and constructing yachts in the mainland China under the brand of Monte Fino. Monte Fino is a famous yacht brand owned by Taiwan Kha Shing Yacht Company, one of the leading yacht manufacturers in the world.

It has also developed and operates “Joy Wave”(享浪)，an online yacht rental and leisure service business in Guangzhou, China. In the mainland China and Taiwan, primarily through the Internet, we provide third-party yacht and marine tourism services.  This marine tourism involves high quality coastal tourism attractions in Taiwan and China including Hainan, Guangdong, Xiamen, and Quanzhou.

In the field of marine tourism, the number of yachts that can be rented has been increased through a yacht-sharing program system, which can provide services for more customers.

The Company also started to develop energy-saving yacht engines. Because it has advanced technology, it can achieve up to 50% energy efficiency. This energy-saving and innovative technology may be applied to new energy-saving engines for yachts. This innovative technology may bring favorable changes to the yachting industry and promote a low-carbon tourism for global environmental protection.

On January 3, 2021, the Company entered into a Joint Venture and Cooperation Agreement to invest in Shenzhen Ocean Way Yachts Services Co., Ltd and its subsidiaries. During the year ended December 31, 2021, the Company has invested a total amount of $122,665 (RMB 780,000). On March 22, 2022, the Company sold its shares of Ocean Way and its subsidiaries to a third-party.

On May 11, 2021, the Company’s subsidiary namely Guangzhou Khashing Yacht Company Limited ceased its operation and de-registered.

On June 23, 2021, the Company’s subsidiary namely Vivic Corporation (Fujian) Co., Limited ceased its operation and de-registered.

On June 24, 2021, the Company’s subsidiary namely Khashing Yachts Industry Development (Hainan) Co. Ltd ceased its operation and de-registered.

On September 23, 2021, the Company acquired the additional 25% of Vivic Corporation (Hong Kong) Co., Limited. As a result, Vivic Corporation (Hong Kong) Co., Limited becomes a wholly-owned subsidiary.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

Vivic Corporation (Hong Kong) Co., Limited	Hong Kong	Investment holding and tourism consultancy service	52,000,000 ordinary shares for HK$2,159,440	100%

Vivic Guangdong Corporation Limited (formerly Guangzhou Monte Fino Yacht Company Limited)	The People’s Republic of China	Tourism consultancy service and provision of yacht service	Registered: RMB10,000,000 Paid up: RMB4,236,132	100%

Guangzhou Hysoul Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB10,000,000 Paid up: RMB795,000 (2020: RMB550,000)	100%

Zhejiang Jiaxu Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB30,000,000 Paid up: RMB1,030,000	70%

VIVC and its subsidiaries are hereinafter referred to as (the “Company”).

NOTE－2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

·    Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

•

Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•

Basis of consolidation

The consolidated financial statements include the financial statements of VIVC and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•

Cash and cash equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

•

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2021 and 2020, there was no allowance for doubtful accounts.

•

Property, plant, and equipment

Property, plant, and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Service yacht	10 years
Motor vehicle	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•

Intangible assets, net

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the trademark registered in the PRC and purchased software which are amortized on a straight-line basis over a useful life of 10 years.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts.

•

Revenue recognition

In accordance with Accounting Standard Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenues when goods or services are transferred to customers in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. In determining when and how revenues are recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations, and (v) recognition of revenues when (or as) the Company satisfies each performance obligation. The Company derives revenues from the processing, distribution, and sale of its products.

•

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components, and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of stockholders’ equity (deficit), consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in PRC and Hong Kong maintain their books and record in their local currency, Renminbi (“RMB”) and Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets, and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity (deficit).

Translation of amounts from RMB and HK$ into US$ has been made at the following exchange rates as of and for the years ended December 31, 2021 and December 31, 2020:

	December 31, 2021	December 31, 2020
Period/year-end RMB:US$ exchange rate	6.3588	6.5276
Period/annual average RMB:US$ exchange rate	6.4499	6.9001
Period/year-end HK$:US$ exchange rate	7.7971	7.7525
Period/annual average HK$:US$ exchange rate	7.7723	7.7557
Period/year-end TWD:US$ exchange rate	27.6879	28.0772
Period/annual average TWD:US$ exchange rate	27.9194	29.4418

•

Lease

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g., land, building, etc.), non-lease components (e.g., common area maintenance, consumables, etc.), and non-components (e.g., property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

The Company made the policy election to not separate lease and non-lease components. Each lease component and the related non-lease components are accounted for together as a single component.

•

Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

•

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

•

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•

Concentrations and credit risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents, including amounts held in money market accounts. The Company places cash deposits with a federally insured financial institution. The Company maintains its cash at banks and financial institutions it considers to be of high credit quality; however, the Company’s domestic cash deposits may at times exceed the Federal Deposit Insurance Corporation’s insured limit. Balances in excess of federally insured limitations may not be insured. The Company has not experienced losses on these accounts, and management believes that the Company is not exposed to significant risks on such accounts.

•

Fair value of financial instruments

The carrying value of the Company’s financial instruments (excluding short-term bank borrowing and note payable): cash and cash equivalents, accounts receivable, prepayments and other receivables, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and

●

Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•

Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016- 13, “Financial Instruments - Credit Losses  (Topic  326): Measurement  of Credit Losses  on Financial Instruments” (“ASU 2016- 13”).  ASU  2016- 13  amends  the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables. The Company has adopted this standard effective January 1, 2021, and the adoption did not have a material effect on the Company’s consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2019-12, “Simplifying the Accounting for Income Taxes.” The standard is expected to reduce cost and complexity related to accounting for income taxes. The new guidance eliminates certain exceptions and clarifies and amends existing guidance to promote consistent application among reporting entities. Depending on the amended guidance within this standard, adoption is to be applied on a retrospective, modified retrospective or prospective basis. The Company adopted this standard effective January 1, 2021, and the adoption did not have a material effect on the Company’s consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01, “Clarifying the Interactions between Topic 321, Topic 323, and Topic 815.” The new guidance clarifies the interactions between accounting standards that apply to equity investments without readily determinable fair values. Specifically, it addresses the accounting for the transition into and out of the equity method. The Company adopted this standard effective January 1, 2021 on a prospective basis, and the adoption did not have a material effect on the Company’s consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE－3

GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from net loss of $2,662,829 during the year ended December 31, 2021. Also, as of December 31, 2021, the Company has incurred the accumulated deficits of $3,865,450 and working capital deficit of $499,339. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through December 31, 2022 is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE－4

BUSINESS COMBINATION

On September 23, 2021, the Company completed the acquisition of 25% equity interest of Vivic Corporation (Hong Kong) Co., Limited (the “Acquisition”). The total consideration of the acquisition was $107,336.

The purchase price allocation resulted in $89,559 of goodwill, as below:

Acquired assets:	US$
Cash and cash equivalents	$3,965
Prepayments	5,464
Amount due from holding company	5,436
Amount due from fellow subsidiary	22,394
37,259

Less: Assumed liabilities
Accruals	(48)
Amount due to related party	(19,434)
(19,482)

Fair value of net assets acquired	17,777
Goodwill recorded	89,559

Cash consideration allocated	$107,336

The Acquisition was accounted for as a business combination in accordance with ASC 805 “Business Combinations”. The Company has allocated the purchase price consideration based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from management estimation. Acquisition-related costs incurred for the acquisitions are not material and have been expended as incurred in general and administrative expense.

The goodwill was fully impaired during the year ended December 31, 2021, based on the management’s estimate.

NOTE－5 LONG-TERM INVESTMENT

On January 3, 2021, the Company signed an investment agreement with Shenzhen Ocean Way Yachts Services Co., Limited (“Ocean Way”) to invest a total of $235,895(RMB1,500,000), which is equivalent to 60% of equity ownership. However, based on the agreements, Shaorong Zhuang, the other shareholder has the right to assign the majority of directors in the board and controls Ocean Way. As a result, Ocean Way is treated as an investment rather than subsidiary. As of December 31, 2021, a total of $122,665(RMB780,000) has been invested in Ocean Way. In the year ended December 31, 2021, an investment loss of $61,474 has been recognized. On March 22,2022, the Company sold Ocean Way for a total proceed of $169,844 (RMB1,080,000) .

NOTE－6

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	December 31, 2021	December 31, 2020
At cost:
Service yacht	$-	$378,421
Leasehold improvements	39,316	-
Motor vehicle	57,514	19,386
Office equipment	9,048	2,921
	105,878	400,728
Less: accumulated depreciation	(13,521)	(154,453)
	$92,357	$246,275

Depreciation expense for the years ended December 31, 2021 and 2020 were $43,309 and $37,890, respectively.

NOTE－7

DEPOSITS AND PREPAYMENTS

Deposits and prepayments consisted of the following:

	December 31, 2021	December 31, 2020

Deposits	$-	$77,213
Prepayments (a)	105,011	-

	$105,011	$77,213

(a)

The amount will be recognized as expenses in next twelve months.

NOTE－8

ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following:

	December 31, 2021	December 31, 2020

Accrued expenses	$47,018	$30,343
Other payable (a)	156,829	40,034

	$203,847	$70,377

(a)

The amount will be settled in next twelve months.

NOTE－9

AMOUNTS DUE TO RELATED PARTIES

As of December 31, 2021, the amounts represented temporary advances to the Company by the shareholders of the Company, which were unsecured, interest-free and had no fixed terms of repayments.

NOTE－10

LEASES

The Company purchased a service vehicle under a financing lease arrangement of a total amount of $18,146 (RMB117,043) starting from August 1, 2019, with the effective interest rate of 2.25% per annum, due through May 1, 2022, with principal and interest payable monthly.

The Company leases premises for offices and dock for operating under non-cancelable operating leases with initial terms of 5 years and the effective interest rate of 6% per annum. Operating lease payments are expended over the term of lease. The Company leases don’t include options to extend nor any restrictions or covenants. Under the terms of the lease agreements, the Company has no legal or contractual asset retirement obligations at the end of the lease. The lease liability is as follows:

Supplemental balance sheet information related to leases as of December 31, 2021 and 2020 are as follows

	December 31, 2021	December 31, 2020
Operating leases:
Operating lease right-of-use assets	$534,231	$-

Operating lease liabilities-current	$141,725	$5,924
Operating lease liabilities-noncurrent	422,948	4,261

Total	$564,673	$10,185

The following table summarizes the maturity of lease liabilities under operating leases as of December 31, 2021:

For the year ending December 31,	Operating Leases
2022	141,725
2023	131,411
2024	134,039
Thereafter	157,498
Total lease payments	564,673

NOTE－11

PROMISSORY NOTE

Promissory note represented the U.S. Small Business Administration, an Agency of the U.S. Government authorized a loan to the Company which bears interest at the rate of 3.75% per annum and will become repayable within 30 years, from the date of drawdown. This loan is secured by all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, (d) chattel paper, (e) receivables, (h) deposit accounts, (i) commercial tort claims and (j) general intangibles. The loan was borrowed on July 1, 2020 and the initial installment repayment date begins Twelve (12) months from the date of the promissory Note and has been extended for 30 months. As a result, the Company has not made any repayment. Total promissory note recorded in balance were $87,500 at December 31, 2021 and 2020.

NOTE－12

INCOME TAXES

The Company has operations in various countries and is subject to tax in the jurisdictions in which they operate, as follows:

United States of America

VIVC is registered in the State of Delaware and is subject to US federal corporate income tax. The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has accrued or paid interest or penalties which were not material to its results of operations for the periods presented.

For the years ended December 31, 2021 and 2020, the Company paid interest and penalties associated with tax position amounting to $459 and $0, respectively. As of December 31, 2021 and 2020, the Company has accrued penalties on uncertain tax positions amounting to $0 and $25,000, respectively,

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended December 31, 2021 and 2020 are as follows:

	Year ended December 31,
	2021	2020

Loss before income taxes	$(333,680)	$(505,817)
Statutory income tax rate	21%	21%
Income tax expense at statutory rate	(70,073)	(106,222)
Tax effect of allowance	70,073	106,222
Income tax expense	$-	$-

Taiwan

The Company’s Taiwan branch operating in Taiwan is subject to the Taiwan Profits Tax at the income tax rates ranging from 20% on the assessable income arising in Taiwan during its tax year. The operation in Taiwan incurred an operating loss and there is no provision for income tax for the years ended December 31, 2021 and 2020.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.  The operation in Hong Kong incurred an operating loss and there is no provision for income tax for the years ended December 31, 2021 and 2020.

The People’s Republic of China

The Company’s subsidiary operating in The People’s Republic of China (“PRC) is subject to the PRC Income Tax at the unified rate of 25% on the assessable income arising in PRC during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended December 31, 2021 and 2020 are as follows:

	For the Years Ended December 31,
	2021	2020

Loss before income taxes	$(748,128)	$(245,868)
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	(187,032)	(61,467)
Net operating loss against valuation allowance	187,032	61,467
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of December 31, 2021 and December 31, 2020:

	December 31, 2021	December 31, 2020

Deferred tax assets on
Net operating loss carryforwards:
- United States	$70,073	$106,222
- Taiwan	13,421	28,004
- Hong Kong	7,675	11,691
- PRC	187,032	61,467
-	278,201	207,384
Less: valuation allowance	(278,201)	(207,384)
Deferred tax assets, net	$-	$-

As of December 31, 2021, the operations are incurred $2,662,829 of cumulative net operating losses which can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets $278,201 on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

NOTE－13

SHAREHOLDERS’ (DEFICIT) EQUITY

Authorized Shares

The Company’s authorized shares are 5,000,000 preferred shares and 70,000,000 common shares with a par value of $0.001 per share.

The following is a summary of the material rights and restrictions associated with the Company’s common stock. This description does not purport to be a complete description of all of the rights of the Company’s stockholders and is subject to, and qualified in its entirety by, the provisions of the current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of the Company’s common stock currently have (i) equal ratable rights to dividends from funds legally available if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

The Company’s Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

The holders of the Company’s preferred stock currently have (i) the right to convert the Preferred Stock to Common Stock at the conversion rate of Ten (10) shares of Common Stock for each share of Series A Preferred Stock (ii) are entitled to participate in the distribution of assets of the Corporation to the holders of its Common Stock, whether such assets are from capital, surplus or earnings in an amount up to the value of the Series A Preferred Stock at the time of the liquidation. (iii) are entitled to the dividend equal to the aggregate dividends for Ten (10) shares of common stock for one share of Series A Preferred Stock (iv) have voting rights equal to 50 votes per share of Series A Preferred Stock (v) have the right to transfer each share of the Series A Preferred Stock to any third party at any time in such holder's sole and absolute discretion, subject to compliance with applicable securities laws.

Preferred Shares

As of December 31, 2021 and 2020, the Company had a total of 832,000 shares of its preferred stock issued and outstanding.

Common Shares

On March 5, 2021, the Company issued 468,888 shares of common stock to settle a debt in the amount of $464,199 (equivalent to RMB3,000,000),  at an agreed conversion price of $0.99 per share.

On April 23, 2021, the Company issued 462,888 shares of common stock to settle a debt in the amount of $462,888 (equivalent to RMB3,006,111), at an agreed conversion price of $1.0 per share.

On August 3, 2021, the Company issued 154,868 shares of common stock to settle a debt in the amount of $154,868 (equivalent to RMB1,000,548), at an agreed conversion price of $1.0 per share.

The market price is a fair price to record the value of stocks in the transaction. Due to the significant difference between the market prices and conversion prices, a loss of $1,340,664 on the loan settlement has been recognized.

As of December 31, 2021 and 2020, the Company had a total of 25,556,810 and 24,470,166 shares of its common stock issued and outstanding, respectively.

NOTE－14

NET LOSS PER SHARE OF COMMON STOCK

Basic net (loss) income per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net (loss) income per share. The following table sets forth the computation of basic and diluted net (loss) income per share for the year ended December 31, 2021 and 2020:

	Year ended December 31,
	2021	2020

Net (loss) income for basic and diluted attributable to Vivic Corp.	$(2,562,570)	$(955,717)
Weighted average common stock outstanding - Basic and Diluted	25,240,065	15,989,299
Net (loss) income per share of common stock – basic and diluted	$(0.10)	$(0.06)

NOTE－15

RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

The Company received $0 and $193,000 consultancy service income from Everest Capital Corporation, its related party during the years ended December 31, 2021 and 2020, respectively.

The Company paid $9,000 and $96,000 consulting fee to Honetech Inc., its controlling shareholder during the years ended December 31, 2021 and 2020, respectively.

The Company paid $0 and $60,000 consulting fee to Continental Development Corporation., its related party during the years ended December 31, 2021 and 2020, respectively.

The Company paid $180,000 and $410,500 consulting fee to Go Right Holdings Limited., its related party during the years ended December 31, 2021 and 2020, respectively.

The Company paid $154,804 and $111,377 salaries to certain shareholders during the year ended December 31, 2021 and 2020, respectively.

As of December 31, 2021 and 2020, the Company had $0 and $114,999 related parties receivable balance included in deposits and prepayments.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE－16

COMMITMENTS AND CONTINGENCIES

As of December 31, 2021 and 2020, the Company has no material commitments and contingencies.

NOTE－17

SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred December 31, 2021, up through May 16, 2022 and found no significant subsequent events.

VIVIC CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,274	$80,306
Accounts receivable, net	881	928
Deposits and prepayments	247,140	105,011
Inventory	1,293,932	163,975
Other current assets	81,126	189,468

Total current assets	1,714,353	539,688

Non-current assets:
Long-term investment	-	61,191
Property, plant and equipment, net	80,606	92,357
Intangible assets, net	7,307	-
Construction in process	221,966	185,667
Operating lease right-of-use assets	421,903	534,231
Other noncurrent assets	32,499	38,950

TOTAL ASSETS	$2,478,634	$1,452,084

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$644,203	$19,265
Accrued liabilities and other payables	477,690	203,847
Due to related parties	202,692	469,748
Deferred revenue	1,223,475	204,442
Operating lease liabilities-current	124,374	141,725
Income tax payable	-	-

Total current liabilities	2,672,434	1,039,027

Non-current liabilities:
Operating lease liabilities-noncurrent	276,169	422,948
Promissory note	87,500	87,500

Total Liabilities	3,036,103	1,549,475

Commitments and contingencies

Shareholders’ deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 832,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021	832	832
Common stock, $0.001 par value; 70,000,000 shares authorized; 25,546,810 and 25,556,810 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	25,547	25,557
Additional paid-in capital	3,873,719	3,821,709
Accumulated other comprehensive income	6,414	10,347
Accumulated deficit	(4,339,037)	(3,865,450)

Total Vivic Corp. shareholders’ deficit	(432,525)	(7,005)
Non-controlling interest	(124,944)	(90,386)

Total shareholders deficit	(557,469)	(97,391)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,478,634	$1,452,084

See accompanying notes to unaudited condensed consolidated financial statements.

VIVIC CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

REVENUE	$10,810	$65,963	$11,868	$68,974

Cost of revenue	(8,940)	(239,587)	(9,890)	(239,587)

Gross profit	1,870	(173,624)	1,978	(170,613)

Operating expenses:
General and administrative expenses	$(331,816)	$(215,647)	$(564,371)	(442,087)

Total operating expenses	(331,816)	(215,647)	(564,371)	(442,087)

Loss from operations	(329,946)	(389,271)	(562,393)	(612,700)

Other income (expense):
Investment gain（loss）	(1,242)	(20,731)	60,336	(32,486)
Interest income	219	143	351	189
Interest expense	7,072	(6,306)	(6,630)	(7,343)
Other income	2,165	4,606	2,200	4,606
Loss on loan settlement	-	(509,177)	(2,000)	(1,170,309)
Exchange gain, net	-	-	-	-

Total other income (expense)	8,214	(531,465)	54,257	(1,205,343)

Loss before income taxes	(321,732)	(920,736)	(508,136)	(1,818,043)

Income taxes	-	-	9	-

NET LOSS	(321,732)	(920,736)	(508,145)	(1,818,043)

Net loss attributable to non-controlling interest	(23,309)	(57,419)	(34,558)	(68,565)
Net loss attributable to Vivic Corp.	$(298,423)	$(863,317)	$(473,587)	$(1,749,478)

Other comprehensive loss:
Foreign currency translation loss	(8,118)	8,377	(3,933)	2,889

COMRPEHENSIVE LOSS	$(306,541)	$(854,940)	$(477,520)	$(1,746,589)

Net loss per share – Basic and Diluted	$(0.01)	$(0.03)	$(0.02)	$(0.07)

Weighted average common shares outstanding
– Basic and Diluted	25,546,810	25,284,948	25,552,004	24,947,162

See accompanying notes to unaudited condensed consolidated financial statements.

VIVIC CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

(Unaudited)

	For the Three and Six Months Ended June 30, 2022 and 2021
	Equity attributable to VIVIC Corp. shareholders
	Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Noncontrolling interests	Total shareholders’ (deficit) equity
	Shares	Amount	Shares	Amount

Balance as of December 31, 2020	832,000	$832	24,470,166	$24,470	$1,341,155	$(2,240)	$(1,300,505)	$84,298	$148,010

Shares issued for loan settlement	-	-	468,888	469	1,124,862	-	-	-	1,125,331
Foreign currency translation adjustment	-	-	-	-	-	(5,488)	-	-	(5,488)
Net loss	-	-	-	-	-	-	(886,161)	(11,146)	(897,307)

Balance as of March 31, 2021	832,000	$832	24,939,054	$24,939	$2,466,017	$(7,728)	$(2,186,666)	$73,152	$370,546

Shares issued for loan settlement	-	-	462,888	463	971,602	-	-	-	972,065
Foreign currency translation adjustment	-	-	-	-	-	8,377	-	-	8,377
Net loss	-	-	-	-	-	-	(863,317)	(57,419)	(920,736)

Balance as of June 30, 2021	832,000	$832	25,401,942	$25,402	$3,437,619	$649	$(3,049,983)	$15,733	$430,252

Balance as of December 31, 2021	832,000	$832	25,556,810	$25,557	$3,821,709	$10,347	$(3,865,450)	$(90,386)	$(97,391)

Cancellation of shares	-	-	(60,000)	(60)	60	-	-	-	-
Shares issued for loan settlement	-	-	50,000	50	51,950	-	-	-	52,000
Foreign currency translation adjustment	-	-	-	-	-	4,185	-	-	4,185
Net loss	-	-	-	-	-	-	(175,164)	(11,249)	(186,413)

Balance as of March 31, 2022	832,000	$832	25,546,810	$25,547	$3,873,719	$14,532	$(4,040,614)	$(101,635)	$(227,619)

Foreign currency translation adjustment	-	-	-	-	-	(8,118)	-	-	(8,118)
Net loss	-	-	-	-	-	-	(298,423)	(23,309)	(321,732)

Balance as of June 30, 2022	832,000	$832	25,546,810	$25,547	$3,873,719	$6,414	$(4,339,037)	$(124,944)	$(557,469)

See accompanying notes to unaudited condensed consolidated financial statements.

VIVIC CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(508,145)	$(1,818,043)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,743	22,090
Amortization of right-of-use assets	89,649	17,082
Bad debt direct write-off and provision	11,685	-
Interest expense	6,630	7,343
Investment loss	(60,336)	32,486
Loss on loan settlement	2,000	1,170,309
Change in operating assets and liabilities:
Accounts receivable	47	(15,182)
Deposits and prepayments	(153,814)	(174,734)
Other receivable	108,342	(28,074)
Inventory	(1,129,957)	(23,707)
Other non-current assets	6,451	(64,560)
Deferred revenue	1,019,033	19,760
Accounts payable	624,938	29,938
Accrued liabilities and other payables	263,726	54,028
Income tax payable	-	(25,000)
Lease liabilities	(137,964)	(71,849)

Net cash provided by operating activities	150,028	(868,113)

Cash flows from investing activities:
Investment in a subsidiary	(55,567)	(120,764)
Disposal of subsidiary	166,700	-
Purchase of Intangible assets	(7,734)	-
Purchase of long-term assets	(45,977)	(62,895)

Net cash provided by investing activities	57,422	(183,659)

Cash flows from financing activities:
Proceeds from related parties	-	-
Repayment to related parties	(267,056)	(234,034)
Proceeds from loans	50,000	927,087
Proceeds from third party loan	-	-

Net cash used in by financing activities	(217,056)	693,053

Effect on exchange rate change on cash and cash equivalents	20,574	174

NET CHANGE IN CASH AND CASH EQUIVALENTS	10,968	(358,545)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	80,306	504,179

CASH AND CASH EQUIVALENTS - END OF PERIOD	$91,274	$145,634

Supplemental Cash Flows Information:
Cash paid for interest	$67	$490
Cash paid for income tax	$9	$-

Supplemental Disclosure of Non-Cash Flows Information:
Common stock issued for loan settlement	$52,000	$2,097,396

See accompanying notes to unaudited condensed consolidated financial statements.

NOTE－1

ORGANIZATION AND BUSINESS BACKGROUND

VIVIC CORP. (the "Company" or “VIVC”) is a corporation established under the corporation laws in the State of Nevada on February 16, 2017. Starting December 27, 2018, associated with the change of management, we expanded our business operations to include new types of marine tourism.  In addition, the Company started making efforts to enter into the businesses of constructing marinas and constructing yachts in the mainland China under the brand of Monte Fino. Monte Fino is a famous yacht brand owned by Taiwan Kha Shing Yacht Company, one of the leading yacht manufacturers in the world.

It has also developed and operates “Joy Wave”(享浪)，an online yacht rental and leisure service business in Guangzhou, China. In the mainland China and Taiwan, primarily through the Internet, we provide third-party yacht and marine tourism services.  This marine tourism involves high quality coastal tourism attractions in Taiwan and China including Hainan, Guangdong, Xiamen, and Quanzhou.

In the field of marine tourism, the number of yachts that can be rented has been increased through a yacht-sharing program system, which can provide services for more customers.

The Company also started to develop energy-saving yacht engines. Because it has advanced technology, it can achieve up to 50% energy efficiency. This energy-saving and innovative technology may be applied to new energy-saving engines for yachts. This innovative technology may bring favorable changes to the yachting industry and promote a low-carbon tourism for global environmental protection.

On March 22, 2022, the Company sold its shares of Ocean Way and its subsidiaries to a third-party for a total of $166,700 (RMB1,080,000),which is approximately equal to 51.9% ownership.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

Vivic Corporation (Hong Kong) Co., Limited	Hong Kong	Investment holding and tourism consultancy service	52,000,000 ordinary shares for HK$2,159,440	100%

Vivic Guangdong Corporation Limited.limited Limited (formerly Guangzhou Monte Fino Yacht Company Limited)	The People’s Republic of China	Tourism consultancy service and provision of yacht service	Registered: RMB10,000,000 Paid up: RMB4,236,132	100%

Guangzhou Hysoul Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB10,000,000 Paid up: RMB1,055,000	100%

Wenzhou Jiaxu Yacht Company Limited	The People’s Republic of China	Provision of yacht service	Registered: RMB30,000,000 Paid up: RMB1,030,000	70%

VIVC and its subsidiaries are hereinafter referred to as (the “Company”).

NOTE－2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed consolidated financial statements and notes.

•

Basis of presentation

These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K filed by the Company with the SEC on May 16, 2022.

•

Use of estimates

In preparing these unaudited condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

•

Basis of consolidation

The unaudited condensed consolidated financial statements include the financial statements of VIVC and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•

Cash and cash equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. As of June 30, 2022 and December 31, 2021, the Company had no cash equivalents.

•

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of June 30, 2022 and December 31, 2021, there was no allowance for doubtful accounts.

•

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Service yacht	10 years
Motor vehicle	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•

Intangible assets, net

Intangible assets are stated at cost less accumulated amortization. Intangible assets represented the trademark registered in the PRC and purchased software which are amortized on a straight-line basis over a useful life of 10 years.

The Company follows ASC Topic 350 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts.

•

Revenue recognition

In accordance with Accounting Standard Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenues when goods or services are transferred to customers in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. In determining when and how revenues are recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations, and (v) recognition of revenues when (or as) the Company satisfies each performance obligation. The Company derives revenues from the processing, distribution, and sale of its products.

•

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying unaudited condensed consolidated statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in PRC and Hong Kong maintain their books and record in their local currency, Renminbi (“RMB”) and Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from RMB and HK$ into US$ has been made at the following exchange rates for the periods ended June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Period/year-end RMB:US$ exchange rate	6.6977	6.3588
Period/annual average RMB:US$ exchange rate	6.4787	6.4499
Period/year-end HK$:US$ exchange rate	7.8467	7.7971
Period/annual average HK$:US$ exchange rate	7.8257	7.7723
Period/year-end TWD:US$ exchange rate	29.7404	27.6879
Period/annual average TWD:US$ exchange rate	28.7168	27.9194

•

Lease

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g., land, building, etc.), non-lease components (e.g., common area maintenance, consumables, etc.), and non-components (e.g., property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

The Company made the policy election to not separate lease and non-lease components. Each lease component and the related non-lease components are accounted for together as a single component.

•

Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

•

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

•

Concentrations and credit risk

The Company’s principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents, including amounts held in money market accounts. The Company places cash deposits with a federally insured financial institution. The Company maintains its cash at banks and financial institutions it considers to be of high credit quality; however, the Company’s domestic cash deposits may at times exceed the Federal Deposit Insurance Corporation’s insured limit. Balances in excess of federally insured limitations may not be insured. The Company has not experienced losses on these accounts, and management believes that the Company is not exposed to significant risks on such accounts.

•

Fair value of financial instruments

The carrying value of the Company’s financial instruments (excluding short-term bank borrowing and note payable): cash and cash equivalents, accounts and retention receivable, prepayments and other receivables, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active; and

●

Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE－3

GOING CONCERN UNCERTAINTIES

The accompanying unaudited condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company had $91,274 cash and cash equivalents and working capital deficit of $958,081 as of June 30, 2022 and net loss of $508,145 during the six months ended June 30, 2022. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

The continuation of the Company as a going concern through August 15, 2023 is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recover ability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

NOTE－4       LONG-TERM INVESTMENT

On January 3, 2021, the Company signed an investment agreement with Shenzhen Ocean Way Yachts Services Co., Limited (“Ocean Way”) to invest a total of $235,895 (RMB1,500,000), which is equivalent to 60% of equity ownership. However, based on the agreements, Shaorong Zhuang, the other shareholder has the right to assign the majority of directors in the board and controls Ocean Way. As a result, Ocean Way is treated as an investment rather than subsidiary. As of December 31, 2021, a total of $122,665 (RMB780,000) has been invested in Ocean Way. In the year ended December 31, 2021, an investment loss of $61,474 has been recognized. On March 22,2022, the Company sold Ocean Way for a total proceed of $169,844 (RMB1,080,000). In the six months ended June 30, 2022, an investment gain of $60,336 has been recognized.

NOTE－5

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	June 30, 2022	December 31, 2021

Leasehold improvements	$37,608	$39,316
Motor vehicle	54,604	57,514
Office equipment	8,535	9,048
	100,747	105,878
Less: accumulated depreciation	(20,141)	(13,521)
Property, plant and equipment, net	$80,606	$92,357

Depreciation expense for the three months ended June 30, 2022 and 2021 were $5,458 and $11,954, respectively.

Depreciation expense for the six months ended June 30, 2022 and 2021 were $7,316 and $22,090, respectively.

Note -  6     INTANGIBLE ASSETS

Intangible assets consisted of the following:

	June 30, 2022	December 31, 2021

Software	$7,734	$-
Total intangible assets	7,734	-
Less: accumulated amortization	(427)	-
Intangible assets, net	$7,307	$-

Amortization expense for the three months ended June 30, 2022 and 2021 were $427 and $0, respectively.

Amortization expense for the six months ended June 30, 2022 and 2021 were $427 and $0, respectively.

NOTE－7

DEPOSITS AND PREPAYMENTS

Deposits and prepayments consisted of the following:

	June 30, 2022	December 31, 2021

Prepayments (a)	$247,140	$105,011

	$247,140	$105,011

(a)

The amount will be recognized as expenses in next twelve months.

Note -  8      INVENTORY

Inventory consisted of the following:

	June 30, 2022	December 31, 2021

Raw materials	$6,727	$-
Work-in-progress	248,132	106,723
Finished goods	1,039,073	57,252

	$1,293,932	$163,975

NOTE－9

ACCRUED LIABILITIES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following:

	June 30, 2022	December 31, 2021

Accrued expenses	$69,510	$47,018
Other payable (a)	408,180	156,829

	$477,690	$203,847

(a)

The amount will be settled in next twelve months.

NOTE－10

LEASES

The Company purchased a service vehicle under a financing lease arrangement of a total amount of $18,146 (RMB117,043) starting from August 1, 2019, with the effective interest rate of 2.25% per annum, due through May 1, 2022, with principal and interest payable monthly.

The Company leases premises for offices and dock for operating under non-cancelable operating leases with initial terms of 5 years and the effective interest rate of 5.168% per annum. Operating lease payments are expended over the term of lease. The Company leases don’t include options to extend nor any restrictions or covenants. Under the terms of the lease agreements, the Company has no legal or contractual asset retirement obligations at the end of the lease.

Supplemental balance sheet information related to leases as of June 30, 2022 and December 31, 2021 are as follows:

	June 30, 2022	December 31, 2021

Right of use assets	$421,903	$534,231

Current portion	$124,374	$141,725
Non-current portion	276,169	422,948

Total	$400,543	$564,673

The following table summarizes the maturity of lease liabilities under operating leases as of June 30, 2022:

For the twelve months ending June 30,	Operating Leases
2023	$124,374
2024	133,343
2025	142,826
Total lease payments	$400,543

NOTE－11

PROMISSORY NOTE

Promissory note represented the U.S. Small Business Administration, an Agency of the U.S. Government authorized a loan to the Company which bears interest at the rate of 3.75% per annum and will become repayable within 30 years, from the date of draw down. This loan is secured by all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, (d) chattel paper, (e) receivables, (h) deposit accounts, (i) commercial tort claims and (j) general intangibles. The loan was borrowed on July 1, 2020 and the initial installment repayment date begins Twelve (12) months from the date of the promissory Note and has been extended for 30 months. As a result, the Company has not made any repayment. Total promissory note recorded in balance were $87,500 at June 30, 2022 and December 31, 2021. The accrued interest expense is $1,660 for the six months ended June 30, 2022 and 2021, respectively.

NOTE－12

SHAREHOLDERS’ (DEFICIT) EQUITY

Authorized Shares

The Company’s authorized shares are 5,000,000 preferred stock and 70,000,000 common stock with a par value of $0.001 per share.

Preferred Stock

As of June 30, 2022 and December 31, 2021, the Company had a total of 832,000 shares of preferred stock issued and outstanding.

Common Stock

On February 15, 2022, the Company issued 50,000 shares of common stock to settle a debt in the amount of $50,000, at an agreed conversion price of $1.0 per share. A loss of $2,000 on the loan settlement has been recognized in the six months ended June 30, 2022.

On March 22, 2022, the Company cancelled 60,000 shares of common stock previously issued to its former CFO due to termination of employment.

As of June 30, 2022 and December 31, 2021, the Company had a total of 25,546,810 and 25,556,810 shares of its common stock issued and outstanding, respectively.

NOTE－13

NET LOSS PER SHARE OF COMMON STOCK

Basic net (loss) per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net (loss) per share. The following table sets forth the computation of basic and diluted net (loss) per share for the three and six months ended June 30, 2022 and 2021:

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Net loss for basic and diluted attributable to Vivic Corp.	$(298,423)	$(863,317)	$(473,587)	$(1,749,478)
Weighted average common stock outstanding - Basic and Diluted	25,546,810	25,284,948	25,552,004	24,947,162
Net loss per share of common stock – basic and diluted	$(0.01)	$(0.03)	$(0.02)	$(0.07)

NOTE－14

RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Due to related parties represented temporary advances to the Company by the shareholders of the Company, which were unsecured, interest-free and had no fixed terms of repayments. Imputed interests from related parties’ loan are not significant. The balance of due to related parties was $202,692 and $469,748 as of June 30, 2022 and December 31, 2021 respectively.

The Company paid $9,000 and $0 consulting fee to Honetech Inc., its preferred stock controlling shareholder during the three months ended June 30, 2022 and 2021, respectively. The Company paid $9,000 and $9,000 consulting fee to Honetech Inc., its preferred stock controlling shareholder during the six months ended June 30, 2022 and 2021, respectively. Each Preferred Share is entitled to fifty (50) votes.

The Company paid no consulting fee to Go Right Holdings Limited., who owns approximately 22% of the outstanding common stocks on June 30, 2021 during the three months ended June 30, 2022 and 2021. The Company paid $0 and $46,003 consulting fee to Go Right Holdings Limited., who owns approximately 22% of the outstanding common stocks on June 30, 2022, during the six months ended June 30, 2022 and 2021, respectively.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE－15

COMMITMENTS AND CONTINGENCIES

As of June 30, 2022 and December 31, 2021, the Company has no material commitments and contingencies.

NOTE－16

SUBSEQUENT EVENTS

On July 26, 2022, Vivic Guangdong Corporation Limited.limited Limited changed its name to Vivic Guangdong Corporation Limite（“Vivic Guangdong”）Additionally, Zhenhong Zhuang replacd Kung Yun-Kuang became Vivic Guangdong’s Legal Representative.

On  July 20, 2022, an employee of Vivic Guangdong Corporation filed a labor dispute claim with  Guangzhou Huangpu  District  Labor and Human Resources  Dispute Arbitration Commission against   Vivic Guangdong  and requested  to terminate the employment relation and a  payment of RMB 100,000 Yuan (approximately  US$14,1000).  The Company intends to vigorously defend itself against this claim. However, there can be no assurance that the outcome of these uncertainties will be favorable to the Company. The matter for an amount that is expected to be immaterial to the Company's results of operations, financial condition and cash flows.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 Subject to Completion, Dated September 1, 2022

Vivic Corp.

10,986,204 Common Shares

This prospectus relates to the resale by the selling shareholders of up to 10,986,204 of our common shares. The selling shareholders may sell common stock from time to time in the principal market on which our stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling shareholders.

Our shares of common stock are currently quoted on the OTCQB market under the symbol “VIVC”.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 17 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2022                 .

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TABLE OF CONTENTS

Prospectus Summary
Risk Factors
Special Note Regarding Forward-Looking Statements
Use of Proceeds
Dividend Policy
Exchange Rate Information
Capitalization
Selling Shareholders
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Business
Regulations
Our Employees
Description of Property
Management
Executive Compensation
Related Party Transactions
Principal Shareholders
Description of Share Capital
Quantitative and Qualitative Disclosures about Market Risk
Shares Eligible for Future Sale
Material Tax Consequences Applicable to U.S. Holders of Our Common Shares
Enforceability of Civil Liabilities
Plan of Distribution
Expenses Relating to this Offering
Legal Matters
Experts
Interests of Named Experts and Counsel
Disclosure of Commission Position on Indemnification
Where You Can Find Additional Information
Financial Statements

[ALTERNATE PAGE]

The Offering

Shares Offered by Selling Shareholders:	10,986,204 common shares

Shares Outstanding:	25,546,810 common shares (35,401,942 common shares following completion of the concurrently conducted secondary public offering)

Symbol:	VIVC

Transfer Agent:	Dynamic Stock Transfer, Inc. 14542 Ventura Blvd., Suite 205 Sherman Oaks, CA 91403

Pricing	Selling shareholders may sell shares at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our common shares.

Use of Proceeds:	We will not receive any proceeds from the sale of our common shares by the selling shareholders.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

[ALTERNATE PAGE]

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

The selling shareholders are selling all the shares for their own accounts. We will not receive any proceeds from the sale of our common shares by the selling shareholders.

[ALTERNATE PAGE]

SELLING SHAREHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common shares held by the selling shareholders, including:

•	the number of shares owned by the selling shareholders prior to this offering;

•	the percentage owned by the selling shareholders prior to completion of the offering;

•	the total number of shares that are to be offered for the selling shareholders;

•	the total number of shares that will be owned by the selling shareholders upon completion of the offering; and

•	the percentage owned by the selling shareholders upon completion of the offering.

We have agreed to register a total of 10,986,204 common shares held by the selling shareholders. We are registering the shares under this prospectus.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Registered for Sale Hereby(2)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering(1)
Zhe Chao Cai	113,910	0.448%	113,910	0	0%
Hsin-Lang Chen	49,278	0.194%	49,278	0	0%
Ya-Yen Chen	80,000	0.315%	80,000	0	0%
Feng Juan Guo	379,781	1.495%	379,781	0	0%
Song He	50,000	0.197%	50,000	0	0%
Miao-Chuan Ho	1,455,000	5.728%	1,455,000	0	0%
Honetech Inc.	524,452	2.065%	524,452	0	0%
Cheng-Hsing Hsu	24,000	0.094%	24,000	0	0%
Sunny Huang	946,058	3.724%	946,058	0	0%
Wen-Chi Hunag	284,000	1.118%	284,000	0	0%
Liu Shiang Kung Hwang	36,286	0.143%	36,286	0	0%
Sai Yang Jiang	50,000	0.197%	50,000	0	0%
Wang Zhong Jie	876,184	3.449%	876,184	0	0%
Chun Zhi Jin	512,500	2.018%	512,500	0	0%
Yun-Kuang Kung	3,221,886	12.694%	3,221,886	0	0%
Zhi Jun Li	300,000	1.181%	300,000	0	0%
Kun-Teng Liao	24,000	0.094%	24,000	0	0%
Yin Lin	83,420	0.328%	83,420	0	0%
Cheng-Lung Soong	539,600	2.124%	539,600	0	0%
Su Yueh Chang Tien	70,000	0.276%	70,000	0	0%
Kuen-Horng Tsai	24,000	0.094%	24,000	0	0%
Chao Wen Xiao	100,000	0.394%	100,000	0	0%
Xian Sheng Xiao	300,000	1.181%	300,000	0	0%
Wei Hong Yu	50,000	0.197%	50,000	0	0%
Chuan Ying Zheng	725,400	2.856%	725,400	0	0%
Lin Xin Zuo	166,449	0.655%	166,449	0	0%
TOTAL	10,986,204	43.259%	10,986,204	0	0%

The selling shareholders acquired the shares for their own accounts in the ordinary course of business, and at the time they acquired the shares, they had no agreements, plans or understandings, directly or indirectly, to distribute the shares. None of the selling shareholders is related to our officers, directors and control shareholders.

The following Selling Shareholders are either our officer, director, former officer, former director, or control shareholder:

	Relationship	Relationship Ended	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Registered for Sale Hereby(2)	Number of Shares of Common Stock Beneficially Owned After Offering
Honetech Inc.	Control shareholder	Jul. 20, 2020	524,452	2.065%	524,452
Cheng-Hsing Hsu	Former Chief Financial Officer	June 15, 2021	24,000	0.094%	24,000
Wen-Chi Hunag	Former Chairman, Director	Jul. 9, 2020	284,000	1.118%	284,000
Liu Shiang Kung Hwang	Former Director	July 9, 2020	36,286	0.143%	36,286
Yun-Kuang Kung	Former Chief Executive Officer Control person	February 23, 2022	3,221,886	12.694%	3,221,886
Kun-Teng Liao	Director, Secretary		24,000	0.094%	24,000
Cheng-Lung Soong	Former Secretary, Director	August 4, 2021	539,600	2.124%	539,600
Kuen-Horng Tsai	Former Director	July 9, 2020	24,000	0.094%	24,000

As of June 30, 2022, there were 85 shareholders of common stock on the record of our transfer agent, which includes the above listed selling shareholders.

[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

The selling shareholders, which holds an aggregate of 10,986,204 common shares offered through this prospectus, may sell their shares from time to time at the market price prevailing on the exchange, market, or trading facility, or at prices relating to the prevailing market prices, or in negotiated transactions or a combination of such methods of sale.

The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

In connection with the sale of our common shares or interest therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell common shares short and deliver these securities to close out short positions, or loan or pledge the shares to broker-dealers, which in turn may sell the securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale. Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common shares for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common shares by the selling shareholders or any other person.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Vivic Corp
(Registrant)

Date:	September 1, 2022	By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President and Chief Executive Officer, Chairman of the Board, Director Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Shang-Chiai Kung Shang-Chiai Kung	President and Chief Executive, CFO, (Principal Accounting Officer) Officer, Chairman of the Board, Director (Principal Executive Officer)	September 1, 2022
/s/ Yu-Han Chen Yu-Han Chen	Director,	September 1, 2022
/s/ Kun-Teng Liao Kun-Teng Liao	Director and Secretary	September 1, 2022